Exhibit 99.3

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Independent Auditors' Reports.......................................         2
Consolidated Balance Sheets.........................................         4
Consolidated Statements of Operations...............................         5
Consolidated Statements of Cash Flows...............................         6
Consolidated Statements of Stockholders' Equity (Deficit)...........         7
Notes to Consolidated Financial Statements..........................         8

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
GrafTech International Ltd.
Wilmington, Delaware

We have audited the accompanying consolidated balance sheets of GrafTech International Ltd. (formerly UCAR International Inc.) and subsidiaries (the "Company") as of December 31, 2001 and 2002, and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the year ended December 31, 2000, before the reclassifications described in Note 19 to the financial statements, were audited by other auditors whose report, dated February 15, 2001, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2001 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

We also audited the adjustments described in Note 19 that were applied to reclassify the 2000 financial statements to give retroactive effect to the Company's discontinued operations, change in segments, and adoption of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. In our opinion, such adjustments are appropriate and have been properly applied.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
February 14, 2003, except for Note 18, as to which the date is March 25, 2003 and Note 19, as to which the date is August 14, 2003

INDEPENDENT AUDITORS' REPORT
To the Board of Directors
UCAR International Inc.:

We have audited the accompanying consolidated statements of operations, cash flows and stockholders' equity (deficit) of UCAR International Inc. and subsidiaries for the year ended December 31, 2000, before the restatements described in Note 19 to the consolidated financial statements. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2000 consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of UCAR International Inc. and subsidiaries for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Nashville, Tennessee
February 15, 2001

                  GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in millions, except per share data)
                                                                                                 AT DECEMBER 31,
                                                                                                 ---------------
                                                                                             2001                 2002
                                                                                             ----                 ----
                                                                                      (includes reclassifications; see Note 19)
                                      ASSETS
Current assets:
    Cash and cash equivalents...................................................          $     38          $      11
    Notes and accounts receivable, net..........................................                91                104
    Inventories:
      Raw materials and supplies................................................                32                 39
      Work in process...........................................................               110                102
      Finished goods............................................................                33                 30
                                                                                            ------            -------
                                                                                               175                171
    Prepaid expenses and deferred income taxes..................................                12                 21
    Current assets of discontinued operations...................................                 6                 14
                                                                                            ------            -------
      Total current assets......................................................               322                321
                                                                                            ------            -------

Property, plant and equipment...................................................               918                995
Less:  accumulated depreciation.................................................               646                695
                                                                                            ------            -------
      Net fixed assets..........................................................               272                300
Deferred income taxes...........................................................               140                171
Goodwill........................................................................                17                 17
Other assets....................................................................                37                 50
Assets of discontinued operations...............................................                 9                  -
                                                                                            ------            -------
      Total assets..............................................................          $    797          $     859
                                                                                            ======            =======
                       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable............................................................          $     99          $     105
    Short-term debt.............................................................                 7                 18
    Accrued income and other taxes..............................................                44                 23
    Other accrued liabilities...................................................                56                 57
    Current liabilities of discontinued operations..............................                 4                  3
                                                                                            ------            -------
      Total current liabilities.................................................               210                206
Long-term debt:
     Carrying value.............................................................               631                699
     Fair value of hedged debt obligation.......................................                 -                  8
     Unamortized bond premium...................................................                 -                  6
                                                                                            ------            -------
          Total long-term debt.................................................                631                713
Other long-term obligations.....................................................               231                258
Deferred income taxes...........................................................                31                 33
Liabilities of discontinued operations.........................................                 1                  -
Minority stockholders' equity in consolidated entities..........................                25                 30
Commitments and contingencies...................................................                 -                  -
Stockholders' deficit:
    Preferred stock, par value $.01, 10,000,000 shares authorized, none issued..                 -                  -
    Common stock, par value $.01, 100,000,000 shares authorized, 58,623,713 shares issued at December 31, 2001, 59,211,664 shares issued at
       December 31, 2002........................................................                 1                  1
    Additional paid-in capital..................................................               629                636
    Accumulated other comprehensive loss........................................              (269)              (304)
    Accumulated deficit.........................................................              (602)              (620)
    Less:  cost of common stock held in treasury, 2,322,412 shares at December
       31, 2001, 2,542,539 shares at December 31, 2002..........................               (85                (88)
   Common stock held in employee benefit trust, 426,400 shares at December 31,
      2001 and December 31, 2002................................................                (6)                (6)
                                                                                            ------            -------
     Total stockholders' deficit.................................................             (332)              (381)
                                                                                            ------            -------
      Total liabilities and stockholders' deficit...............................          $    797          $     859
                                                                                            ======            =======

          See accompanying Notes to Consolidated Financial Statements.

                  GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  (Dollars in millions, except per share data)

                                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                    2000               2001          2002
                                                                                    ----               ----          ----
                                                                                 (includes reclassifications; see Note 19)
Net sales...............................................................     $       763      $        634     $       596
Cost of sales...........................................................             549               455             461
                                                                              ----------       -----------      ----------
   Gross profit.........................................................             214               179             135

Research and development................................................              11                12              13
Selling, administrative and other expenses..............................              84                75              76
Restructuring charges...................................................               6                12               6
Impairment losses on long-lived and other assets .......................               3                80              17
Restricted stock vesting................................................               -                 -               5
Antitrust investigations and related lawsuits and claims................               -                10               -
Corporate realignment and related expenses.................................            -                 2               3
Other expense (income), net.............................................              20                 1             (12)
Interest expense........................................................              75                60              60
                                                                              ----------       -----------      ----------
                                                                                     199               252             168
Income (loss) from continuing operations before provision for income
     taxes, minority interest...........................................              15               (73)            (33)
Provision for (benefit from) income taxes...............................               2                14             (16)
                                                                              ----------       -----------      ----------
   Income (loss) from continuing operations
     before minority interest...........................................              13               (87)            (17)

Less:  minority stockholders' share of income...........................               3                 2               2
                                                                              ----------       -----------      ----------
   Income (loss) from continuing operations.............................              10               (89)            (19)

Income from discontinued operations (less income tax expense of $1
     and $1 in 2001 and 2002, respectively).............................               -                 2               1
                                                                              ----------       -----------      ----------
     Net income (loss)..................................................     $        10      $        (87)     $      (18)
                                                                              ==========       ===========      ==========
Income (loss) per common share:

Basic:
-----
     Income (loss) from continuing operations...........................     $      0.22     $      (1.79)     $    (0.35)
     Income from discontinued operations................................               -             0.04            0.02
                                                                              ----------       -----------      ----------
     Net income (loss) per share .......................................     $      0.22      $      (1.75)     $    (0.33)
                                                                              ==========       ===========      ==========

Diluted:
-------
     Income (loss) from continuing operations...........................     $      0.22     $       (1.79)     $    (0.35)
     Income from discontinued operations................................               -              0.04            0.02
                                                                              ----------       -----------      ----------
     Net income (loss) per share .......................................     $      0.22      $      (1.75)     $    (0.33)
                                                                              ==========       ===========      ==========

          See accompanying Notes to Consolidated Financial Statements.

                  GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (Dollars in millions, except per share data)

                                                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                                     2000          2001        2002
                                                                                     ----          ----        ----
                                                                                (includes reclassifications; see Note 19)
Cash flow from operating activities:
   Net income (loss)...................................................          $    10      $   (87)    $     (18)
   Income from discontinued operations.................................                -            2             1
                                                                                   -----        -----       -------
   Income (loss) from continuing operations............................               10          (89)          (19)
   Non-cash (credits) charges to net income (loss):
     Depreciation and amortization.....................................               42           35            28
     Deferred income taxes.............................................              (33)          (9)          (27)
     Securities class action and stockholder derivative lawsuits.......               (1)           -             -
        Antitrust investigations and related lawsuits and claims.......                -           10             -
     Restructuring charges.............................................                6           12             6
     Impairment losses on long-lived and other assets..................                3           80            17
     Restricted stock vesting..........................................                -            -             5
     Other non-cash charges............................................               27           13           (20)
   Working capital*....................................................               42          (32)          (38)
   Long-term assets and liabilities....................................               (4)          (6)          (12)
   Net cash provided by (used in) operating activities from continuing
     operations........................................................               92           14           (60)
   Net cash provided by operating activities from discontinued operations..            2            3             -
                                                                                   -----        -----       -------
      Net cash provided by (used in) operating activities...............              94           17           (60)

Cash flow from investing activities:
   Capital expenditures................................................              (52)         (40)          (50)
   Purchase of investment..............................................               (1)          (2)            -
   Maturities of short-term investments................................                2            -             -
   Sale of assets......................................................                1            3             -
                                                                                   -----        -----       -------
     Net cash used in investing activities.............................              (50)         (39)          (50)
Cash flow from financing activities:
   Short-term debt borrowings, net.....................................                3            3            11
   Revolving credit facility borrowings, net...........................               56            7           (86)
   Long-term debt borrowings...........................................              661            2           557
   Long-term debt reductions...........................................             (707)         (96)         (392)
   Minority interest investment........................................                -            9             -
   Financing costs.....................................................              (28)          (4)          (21)
   Proceeds from reset of interest rate swap...........................                -            -            10
   Sale of common stock................................................                2           94             1
   Dividends paid to minority stockholder..............................                -            -            (1)
                                                                                   -----        -----       -------
     Net cash provided by (used in) financing activities...............              (13)          15            79
                                                                                   -----        -----       -------
  Net increase (decrease) in cash and cash equivalents...................             31           (7)          (31)
Effect of exchange rate changes on cash and cash equivalents...........               (1)          (2)            4
Cash and cash equivalents at beginning of period.......................               17           47            38
                                                                                   -----        -----       -------
 Cash and cash equivalents at end of period.............................         $    47      $    38     $      11
                                                                                   =====        =====       =======

Supplemental disclosures of cash flow information:
   Net cash paid during the year for:
     Interest expense..................................................          $    81      $    56     $      48
     Income taxes......................................................          $    13      $    25     $      24
*  Net change in working capital due to the following components:
   (Increase) decrease in current assets:
     Notes and accounts receivable.....................................          $    30      $    19     $      (6)
     Inventories.......................................................               17          (21)           11
     Prepaid expenses..................................................                3            -            (2)
   Payments for antitrust investigations and related lawsuits and claims...          (23)         (16)           (3)
   Restructuring payments..............................................               (7)         (18)           (4)
   Increase (decrease) in payables and accruals........................               22            4           (34)
                                                                                   -----        -----       -------
          Working capital..............................................          $    42     $    (32)    $     (38)
                                                                                   =====        =====       =======

          See accompanying Notes to Consolidated Financial Statements.

                  GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    (Dollars in millions, except share data)



                                                                                                ACCUMULATED
                                                         SHARES OF                ADDITIONAL       OTHER
                                                          COMMON       COMMON      PAID-IN     COMPREHENSIVE      ACCUMULATED
                                                           STOCK        STOCK      CAPITAL           LOSS           DEFICIT
                                                           -----        -----      -------           ----            -------
  Balance at January 1, 2000.........................     47,416,414    $      -   $    523     $    (205)       $    (525)
                                                         -----------    --------   --------     ---------        ---------
  Comprehensive income (loss):
     Net income......................................              -           -          -             -               10
     Other comprehensive income:
        Unrealized loss on available-for-sale
           securities................................              -           -          -            (1)               -
        Foreign currency translation adjustments.....              -           -          -           (35)               -
                                                        ------------    --------   --------     ---------        ---------
     Total comprehensive income (loss)...............              -           -          -           (36)              10
     Sale of common stock - stock options............         50,473           -          2             -                -
     Sale of common stock - treasury stock...........         18,556           -          -             -                -
                                                        ------------    --------   --------     ---------        ---------
  Balance at December 31, 2000.......................     47,485,443    $      -   $    525     $    (241)       $    (515)
                                                        ------------    --------   --------     ----------       ---------
  Comprehensive income (loss):
     Net loss........................................              -           -          -             -              (87)
     Other comprehensive income:
        Recognized loss on available-for-sale
           securities................................              -           -          -             1                -
        Foreign currency translation adjustments.....              -           -          -           (29)               -
                                                        ------------    --------   --------     ---------        ---------
     Total comprehensive income (loss)..............               -           -          -           (28)             (87)
     Sale of 2.5% equity interest in AET............               -           -          4             -                -
     Common stock issued to employee
         benefit trust..............................               -           -          6             -                -
     Sale of common stock, net......................      11,138,270           1         94             -                -
                                                        ------------   ---------   --------     ---------        ---------
  Balance at December 31, 2001......................      58,623,713   $       1   $    629     $    (269)       $    (602)
                                                        ------------   ---------   --------     ---------        ---------
  Comprehensive loss:
     Net loss.......................................               -           -          -             -              (18)
     Other comprehensive loss:
        Minimum pension liability...................               -           -          -           (15)               -
        Foreign currency translation adjustments....               -           -          -           (20)               -
                                                        ------------   ---------   --------     ---------        ---------
     Total comprehensive income (loss)..............               -           -          -           (35)             (18)
     Issuance of restricted stock...................         412,200           -          6             -                -
     Amortization of restricted stock...............               -           -          -             -                -
     Accelerated vesting of restricted stock........               -           -          -             -                -
     Sale of common stock under stock options.......         175,751           -          1             -                -
     Repurchase of treasury stock...................               -           -          -             -                -
                                                        ------------   ---------   --------     ---------        ---------
  Balance at December 31, 2002......................      59,211,664   $       1   $    636     $    (304)       $    (620)
                                                        ============   =========   ========     =========        =========

                                                                                         COMMON
                                                                                          STOCK
                                                                                         HELD IN
                                                           UNEARNED                     EMPLOYEE         TOTAL
                                                          RESTRICTED      TREASURY       BENEFIT     STOCKHOLDERS'
                                                            STOCK          STOCK          TRUST         DEFICIT
                                                            -----          -----          -----         -------
  Balance at January 1, 2000.........................      $      -        $   (86)     $     -      $     (293)
                                                           --------        -------      -------      ----------
  Comprehensive income (loss):
     Net income......................................             -              -            -              10
     Other comprehensive income:
        Unrealized loss on available-for-sale
           securities................................             -              -            -              (1)
        Foreign currency translation adjustments.....             -              -            -             (35)
                                                           --------        -------      -------      ----------
     Total comprehensive income (loss)...............                            -            -             (26)
     Sale of common stock - stock options............             -              -            -               2
     Sale of common stock - treasury stock...........             -              1                            1
                                                           --------        -------      -------      ----------
  Balance at December 31, 2000.......................      $      -        $   (85)     $     -      $     (316)
                                                           --------        -------      -------      ----------
  Comprehensive income (loss):
     Net loss........................................             -              -            -             (87)
     Other comprehensive income:
        Recognized loss on available-for-sale
           securities................................             -              -            -               1
         Foreign currency translation adjustments....             -              -            -             (29)
                                                           --------        -------      -------      ----------
     Total comprehensive income (loss)...............                            -            -            (115)
     Sale of 2.5% equity interest in AET.............             -              -            -               4
     Common stock issued to employee
         benefit trust...............................             -              -           (6)              -
     Sale of common stock, net.......................             -              -            -              95
                                                           --------        -------      -------      ----------
  Balance at December 31, 2001.......................      $      -        $   (85)     $    (6)     $     (332)
                                                           --------        -------      -------      ----------
  Comprehensive loss:
     Net loss........................................             -              -            -             (18)
     Other comprehensive loss:
        Minimum pension liability....................             -              -            -             (15)
        Foreign currency translation adjustments.....             -              -            -             (20)
                                                           --------        -------      -------      ----------
     Total comprehensive income (loss)...............             -              -            -             (53)
     Issuance of restricted stock....................            (6)             -            -               -
     Amortization of restricted stock................             1              -            -               1
     Accelerated vesting of restricted stock.........             5              -            -               5
     Sale of common stock under stock options........             -              -            -               1
     Repurchase of treasury stock....................             -             (3)           -              (3)
                                                           --------        -------      -------      ----------
  Balance at December 31, 2002.......................      $      -        $   (88)     $    (6)     $     (381)
                                                           ========        =======      =======      ==========

          See accompanying Notes to Consolidated Financial Statements.

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)     DISCUSSION OF BUSINESS AND STRUCTURE


IMPORTANT TERMS

         We use the following terms to identify various companies or groups of companies in the Consolidated Financial Statements.

         "GTI" refers to GrafTech International Ltd. only. GTI is our public parent company and the issuer of the publicly traded common stock covered by the Consolidated Financial Statements. GTI is a guarantor of the Senior Notes and the Senior Facilities. Prior to our Annual Meeting of Stockholders for 2002, GTI was named UCAR International Inc.

         "GRAFTECH GLOBAL" refers to GrafTech Global Enterprises Inc. only. GrafTech Global is a direct, wholly owned subsidiary of GTI and the direct or indirect holding company for all of our operating subsidiaries. GrafTech Global is a guarantor of the Senior Notes and the Senior Facilities. Prior to June 7, 2002, GrafTech Global Enterprises Inc. was named UCAR Global Enterprises Inc.

         "UCAR CARBON" refers to UCAR Carbon Company Inc. only. UCAR Carbon is our wholly owned subsidiary through which we conduct most of our U.S. operations. UCAR Carbon is a guarantor of the Senior Notes and the Senior Facilities.

         "GRAFTECH FINANCE" refers to GrafTech Finance Inc. only. GrafTech Finance is a direct, wholly owned special purpose finance subsidiary of GTI and the borrower under our senior secured bank credit facilities (as amended, the "SENIOR FACILITIES"). GrafTech Finance is the issuer of our 10.25% senior notes due 2012 (the "SENIOR NOTES"). The Senior Notes were issued under an Indenture dated February 15, 2002, as supplemented on April 30, 2002 (as supplemented, the "INDENTURE"). Prior to June 7, 2002, GrafTech Finance was named UCAR Finance Inc.

         "AET" refers to Advanced Energy Technology Inc. only. AET is our 97.5% owned subsidiary engaged in the development, manufacture and sale of natural graphite-based products. Prior to January 1, 2003, AET was named Graftech Inc.

         "CARBONE SAVOIE" refers to Carbone Savoie S.A.S. and its subsidiaries. Carbone Savoie is our 70% owned subsidiary engaged in the development, manufacture and sale of cathodes.

         "SUBSIDIARIES" refers to those companies that, at the relevant time, are or were majority owned or wholly owned directly or indirectly by GTI or its predecessors to the extent that those predecessors' activities related to the graphite and carbon business. All of GTI's subsidiaries have been wholly owned (with de minimis exceptions in the case of certain foreign subsidiaries) from at least January 1, 2000 through December 31, 2002, except for:

        o    Carbone Savoie, which has been and is 70% owned; and

        o    AET, which was 100% owned until it became 97.5% owned in June 2001.

         Our 100% owned Brazilian cathode manufacturing operations were contributed to Carbone Savoie and, as a result, became 70% owned on March 31, 2001. In 2002, we substantially completed a realignment of our foreign subsidiaries. Most of the operations and net sales of our synthetic graphite line of business are located outside the U.S. and are held by our Swiss subsidiary or its subsidiaries. Most of our technology is held by our U.S. subsidiaries. We may in the future realign the corporate organizational structure of our U.S. subsidiaries.

         "WE," "US" or "OUR" refers to GTI and its subsidiaries collectively or, if the context so requires, GTI, GrafTech Global or GrafTech Finance, individually.


(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Consolidated Financial Statements include the financial statements of GTI and its majority-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.


CASH EQUIVALENTS

         Cash equivalents consist of overnight repurchase agreements and certificates of deposit with an initial term of less than three months. For purposes of the Consolidated Statements of Cash Flow, we consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.


INVESTMENTS

         Investments in marketable debt and equity securities are generally classified and accounted for as investment, held-to-maturity or available-for-sale securities. We determine the appropriate classification of debt and equity securities at the time of purchase and reassess the classification at each reporting date. Debt securities classified as held-to-maturity are reported at amortized cost plus accrued interest. Securities classified as available-for-sale are reported at fair value with unrealized gains and losses, net of related tax, recorded as a separate component of comprehensive income in the Consolidated Statement of Stockholders' Equity (Deficit) until realized. Interest plus accrued interest and amortization of premiums and discounts for debt securities are included in interest expense. Gains and losses on securities sold are determined based on the specific identification method and are included in other (income) expense, net. Unrealized losses on investment securities that are other than temporary are recognized in net income (loss). We do not hold securities for speculative or trading purposes.


REVENUE RECOGNITION

         Sales of our products and technology are recognized when persuasive evidence of an arrangement exists, delivery has occurred, title has passed, the revenue amount is determinable and collection is reasonably assured. Licenses of technology are recognized over the term of the license agreements. Revenue from service transactions is recognized based upon performance.


INVENTORIES

         Inventories are stated at cost or market, whichever is lower. Cost is determined on the "first-in first-out" ("FIFO") or the "average cost" method.

FIXED ASSETS AND DEPRECIATION

         Fixed assets are carried at cost. Expenditures for replacements are capitalized and the replaced assets are retired. Gains and losses from the sale of property are included in other (income) expense, net.

         Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. We generally use accelerated depreciation methods for tax purposes, where appropriate.

         The average estimated useful lives are as follows:

                                                                     YEARS
                                                                     -----
             Buildings.........................................       25
             Land improvements.................................       20
             Machinery and equipment...........................       20
             Furniture and fixtures............................       10
             Transportation equipment..........................        6

         The carrying value of fixed assets is assessed when events and circumstances indicating impairment are present. We determine such impairment by measuring undiscounted estimated future cash flows. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets. At December 31, 2002, accumulated depreciation included about $216 million related to previously impaired long-lived assets. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell. We capitalized $1 million in interest in 2001 and 2002.

DERIVATIVE FINANCIAL INSTRUMENTS

         Effective January 1, 2001, we adopted Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. The adoption did not have a significant impact on our consolidated financial position or results of operations. We do not use derivative financial instruments for trading purposes. They are used to manage well-defined currency exchange rate risks and interest rate risks.

         We enter into foreign currency instruments to manage exposure to currency exchange rate fluctuations. These instruments, which include, but not limited to, forward exchange contracts and purchased currency options, attempt to hedge global currency exposures, net, relating to euro-denominated debt, identifiable foreign currency receivables, payables and commitments held by our foreign and domestic subsidiaries. Forward exchange contracts are agreements to exchange different currencies at a specified future date and at a specified rate. Purchased foreign currency options are instruments which give the holder the right, but not the obligation, to exchange different currencies at a specified rate at a specified date or over a range of specified dates. Forward exchange contracts and purchased currency options are carried at market value. Gains and losses due to the recording of such contracts at fair value are recognized currently as other (income) expense, net.

         We enter into agreements with financial institutions that are intended to limit, or cap, our exposure to the incurrence of additional interest expense due to increases in variable interest rates. Since we deal with counterparties that are major banks, we do not anticipate credit-related losses from non-performance by such counterparties.

RESEARCH AND DEVELOPMENT

         Research and development costs are charged to expense as incurred.

INCOME TAXES

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is recorded when it is determined that it is more likely than not that any portion of a recorded deferred tax asset will not be realized.

STOCK-BASED COMPENSATION PLANS

         We account for stock-based compensation plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). As such, compensation expense is recorded on the date of grant only if the market price of the underlying stock exceeded the exercise price or if ultimate vesting is subject to performance conditions. If an award results in recordable compensation expense, the total amount of recorded compensation expense is based on the number of awards that eventually vest. No compensation expense is recognized for forfeited awards, including awards forfeited due to a failure to satisfy a service requirement or failure to satisfy a performance condition. Our accruals of compensation expense for awards subject to performance conditions are based on our assessment of the probability of satisfying the performance conditions.

         No compensation expense has been recognized for our time vesting options granted with exercise prices at not less than market price on the date of grant. At December 31, 2002, all awards subject to performance conditions were fully vested. If compensation expense for our stock-based compensation plans was determined by the fair value method prescribed by SFAS No. 123, "Accounting for Stock Based Compensation," our net income (loss) and net income
(loss) per share would have been reduced or increased to the pro forma amounts indicated below:

                                                                                      FOR THE YEAR ENDED
                                                                                         DECEMBER 31,
                                                                                         ------------
                                                                              2000           2001               2002
                                                                              ----           ----               ----
                                                                                       (Dollars in millions,
                                                                                       except per share data)

Net income (loss) as reported.................................             $    10          $   (87)          $   (18)
Deduct: Total stock-based employee compensation
        expense determined under fair value based
        method for all awards, net of related tax
        effects...............................................                  (1)              (7)               (7)
                                                                            ------           ------            ------

                                                                                      FOR THE YEAR ENDED
                                                                                         DECEMBER 31,
                                                                                         ------------
                                                                              2000           2001               2002
                                                                              ----           ----               ----
                                                                                       (Dollars in millions,
                                                                                       except per share data)


Pro forma net income (loss)...................................                   9              (94)              (25)
Earnings per share:
     Basic - as reported......................................             $  0.22          $ (1.75)          $ (0.33)
     Basic - pro forma........................................                0.20            (1.88)            (0.45)
     Diluted - as reported....................................             $  0.22          $ (1.75)          $ (0.33)
     Diluted - pro forma......................................                0.20            (1.88)            (0.45)

RETIREMENT PLANS

         The cost of pension benefits under our retirement plans is recorded in accordance with SFAS No. 87, "Employee Accounting for Pensions," as determined by independent actuarial firms using the "projected unit credit" actuarial cost method. Contributions to the qualified U.S. retirement plan are made in accordance with the requirements of the Employee Retirement Income Security Act of 1974. Benefits under the non-qualified retirement plan have been accrued, but not funded. Plan settlements and curtailments are recorded in accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and Termination Benefits." In the 2003 first quarter, we announced that we will freeze our U.S. qualified defined benefit plan effective March 31, 2003. We started a new defined contribution plan on January 1, 2002 for U.S. employees.

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

         The estimated cost of future postretirement medical and life insurance benefits is determined by independent actuarial firms using the "projected unit credit" actuarial cost method. Such costs are recognized as employees render the service necessary to earn the postretirement benefits. Benefits have been accrued, but not funded. Effective November 1, 2001, the U.S. plan was modified to limit our cost of future annual postretirement medical benefits to the cost 2001. Effective March 31, 2003, we will discontinue the Medicare supplement plan (for retirees 65 years or older or those eligible for Medicare benefits). This change will apply to all current employees not covered by a collective bargaining agreement when they retire, as well as those retirees who retired under a former collective bargaining agreement. These modifications are accounted for prospectively.

         Environmental, Health and Safety Matters

         Our operations are governed by laws addressing protection of the environment and worker safety and health. These laws provide for civil and criminal penalties and fines, as well as injunctive and remedial relief, for noncompliance and require remediation at sites where hazardous substances have been released into the environment.

         We have been in the past, and may become in the future, the subject of formal or informal enforcement actions or proceedings regarding noncompliance with these laws or the remediation of company-related substances released into the environment. Historically, such matters have been resolved by negotiation with regulatory authorities resulting in commitments to compliance, abatement or remediation programs and in some cases payment of penalties.

Historically, neither the commitments undertaken nor the penalties imposed on us have been material.

         Environmental considerations are part of all significant capital expenditure decisions. Environmental remediation, compliance and management expenses were approximately $14 million in 2000, $12 million in 2001 and $10 million in 2002. The accrued liability relating to environmental remediation was $5 million at December 31, 2001 and December 31, 2002. A charge to income is recorded when it is probable that a liability has been incurred and the cost can be reasonably estimated. Our environmental liabilities do not take into consideration possible recoveries of insurance proceeds. Because of the uncertainties associated with environmental remediation activities at sites where we may be potentially liable, future expenses to remediate sites could be considerably higher than the accrued liability. However, while neither the timing nor the amount of ultimate costs associated with known environmental remediation matters can be determined at this time, we do not expect that these matters will have a material adverse effect on our financial position, results of operations or cash flows.

POST-EMPLOYMENT BENEFITS

         We accrue the estimated cost of post-employment benefits expected to be paid before retirement, principally severance, over employees' active service periods.

USE OF ESTIMATES

         We have made a number of estimates and assumptions relating to the recording and disclosure of assets and liabilities, including contingent assets and liabilities, to prepare the Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States. Actual amounts and values could differ from those estimates.

RECLASSIFICATION

         Certain amounts previously reported have been reclassified to conform to the current year presentation.

FOREIGN CURRENCY TRANSLATION

         Generally, except for operations in Russia where high inflation has existed, unrealized gains and losses resulting from translation of the financial statements of our foreign subsidiaries from their functional currencies into dollars are accumulated in other comprehensive income on the Consolidated Balance Sheets until such time as the operations are sold or substantially or completely liquidated. Translation gains and losses relating to operations, where high inflation has existed, are included in other (income) expense, net in the Consolidated Statements of Operations. Our Mexican subsidiary began using the dollar as its functional currency during 1999 because its sales and purchases are predominantly dollar-denominated. Prior to August 1, 2000, our Swiss subsidiary used the dollar as its functional currency. Beginning August 1, 2000, our Swiss subsidiary began using the euro as its functional currency because its operations became predominantly euro-dominated. We have intercompany loans between GrafTech Finance and some of our subsidiaries. Some of these loans are denominated in currencies other than the dollar and, accordingly, are subject to translation gains and losses due to changes in currency exchange rates. Some of these intercompany loans are deemed to be essentially permanent and, as a result, translation gains and losses on these loans are reflected in accumulated other comprehensive income (loss) on the Consolidated Balance Sheets. The remaining intercompany loans are expected to be repaid in the foreseeable future and, as a result, translation gains and losses on these loans are reflected in other (income) expense, net on the Consolidated Statement of Operations. Translation gains (losses) on these intercompany loans amounted to a $24 million gain in 2001 and a $35 million gain in 2002 recorded in accumulated other comprehensive income (loss), and a $8 million gain in 2000, a $4 million loss in 2001 and a $21 million gain in 2002 recorded in other (income) expense, net.

GOODWILL

         Goodwill represents the excess of the purchase price over the fair value of net assets acquired and amounted to $17 million at December 31, 2001 and December 31, 2002. Prior to January 1, 2002, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 20 years. Effective January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 did not have a significant impact on our consolidated financial position or results of operations, except that we no longer amortize goodwill. Goodwill amortization was $2 million in 2001. We have performed the goodwill impairment reviews required by SFAS No. 142 and the results of these reviews did not require our existing goodwill to be written down.

                                                                                      FOR THE YEAR ENDED
                                                                                         DECEMBER 31,
                                                                                         ------------
                                                                             2000            2001             2002
                                                                             ----            ----             ----
                                                                                      (Dollars in millions,
                                                                                      except per share data)

Reported net income (loss)....................................             $    10          $   (87)          $   (18)
Add back:  Goodwill amortization (net of tax).................                   2                1                 -
                                                                            ------           ------            ------
Adjusted net income...........................................                  12              (86)              (18)
                                                                            ======           ======            ======
Basic earnings per share:
     Reported net income (loss)...............................             $  0.22          $ (1.75)          $ (0.33)
     Goodwill amortization (net of tax).......................                0.03             0.03                 -
                                                                            ------           ------            ------
     Adjusted net income......................................             $  0.25          $ (1.72)          $ (0.33)
                                                                            ======           ======            ======
Diluted earnings per share:
     Reported net income (loss)...............................             $  0.22          $ (1.75)          $ (0.33)
     Goodwill amortization (net of tax).......................                0.03             0.03                 -
                                                                            ------           ------            ------
     Adjusted net income......................................             $  0.25          $ (1.72)          $ (0.33)
                                                                            ======           ======            ======


IMPAIRMENT REVIEW

         Periodically, we assess the carrying value of our long-lived and intangible assets. Our assessment involves comparing the carrying value of the asset on our Consolidated Balance Sheet to the cash flows we expect to generate in the future by that asset. We forecast the cash flows based on our assessment of our business. If the expected cash flows are less than the asset's carrying value, we record an impairment loss on that asset.

         At December 31, 2002, there were no additional impairments required that we have not already recorded in our Consolidated Statement of Operations. However, future events and circumstances, some of which are described below, may result in an impairment charge:

        o new technological developments that provide significantly enhanced benefits over our current technology;

        o        significant negative economic or industry trends;

        o changes in our business strategy that alter the expected usage of the related assets;

        o        significant increase or decrease in our cost of capital; and

        o future economic results that are below our expectations used in the current assessments.

NEW ACCOUNTING STANDARDS

         In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a significant impact on our results of operations or financial position because the impact is limited to additional disclosure.

         In November 2002, FASB issued Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others." The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, and require that we record a liability, if any, for the fair value of such guarantees in the Consolidated Balance Sheet. As required, at December 31, 2002, we have enhanced our disclosures for certain guarantees, indemnification arrangements and product warranties. We provide insurance coverage and are required to indemnify directors and officers for actions taken on our behalf.

         In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue No. 94-3, a liability for an exit cost as defined in Issue No. 94-3 is recognized at the date an entity commits to an exit plan. We will adopt SFAS No. 146 effective January 1, 2003.

         In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to SFAS No. 13 shall be effective for transactions occurring after May 15, 2002 and all other provisions of SFAS No. 145 shall be effective for financial statements issued on or after May 15, 2002. SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment thereto, and SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Currently, generally accepted accounting principles require that gains and losses from extinguishment of debt be classified as an extraordinary item, net of related income tax effect. Based on SFAS No. 145, gains and losses from extinguishment of debt are classified as extraordinary items only if they meet the criteria of Accounting Principle Boards Opinion 30 ("APB 30"), "Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The provisions of APB 30 distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. As such, those that do not meet the criteria of APB 30 are included in the statement of operations before income (loss) before provisions (benefits) for income taxes, minority interest and extraordinary items. Items presented in prior periods that do not meet the criteria in APB 30 for classification as an extraordinary item have been reclassified. SFAS No. 145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." SFAS No. 145 amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. We adopted SFAS No. 145 relating to SFAS No. 4 effective January 1, 2003. The effect of the adoption was to require reclassification of write-offs of capitalized bank fees and other debt extinguishment costs in the amount of approximately $21 million, nil and $4 million for the years ended December 31, 2000, 2001 and 2002, respectively, from extraordinary items to other (income) expense, net. The corresponding provisions for income taxes have been adjusted accordingly in the amount of approximately $8 million, nil and $1 million for the years ended December 31, 2000, 2001 and 2002, respectively. The provisions of SFAS No. 145 relating to SFAS No. 13 and the other provisions of SFAS No. 145, excluding the provisions relating to SFAS No. 4, did not have a significant impact on our consolidated financial position or results of operations. See Note 19 regarding the discussion of discontinued operations.

         In August 2001, FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets, excluding goodwill and other intangible assets not being amortized pursuant to SFAS No. 142, and certain other assets. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. We adopted SFAS No. 144 effective January 1, 2002. The adoption of SFAS No. 144 did not have a significant impact on our consolidated financial position or results of operations.

         In July 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. SFAS No. 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002. We are currently evaluating the impact of SFAS No. 143 on our consolidated financial position or results of operations.

         In June 2001, FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and certain other intangibles no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 was effective January 1, 2002. The adoption of SFAS No. 141 and SFAS No. 142 did not have a significant impact on our consolidated financial position or results of operations, except that we no longer amortize goodwill. Goodwill amortization was $2 million in 2001. We have performed the goodwill impairment reviews required by SFAS 142 and the results of these reviews did not require our existing goodwill to be written down.

(3)      FINANCIAL INSTRUMENTS

         We do not use derivative financial instruments for trading purposes. They are used to manage well-defined currency exchange rate and interest rate risks.

FOREIGN CURRENCY CONTRACTS

         The amount of foreign exchange contracts used by us to minimize foreign currency exposure was $37 million at December 31, 2001 and $99 million at December 31, 2002. Of the total foreign exchange contracts outstanding, approximately $4 million (11%) were offsetting at December 31, 2001 and approximately $43 million (43%) were offsetting at December 31, 2002.

SALE OF RECEIVABLES

         Certain of our U.S. and foreign subsidiaries sold receivables of $223 million in 2001 and $187 million in 2002. Receivables sold and remaining on the Consolidated Balance Sheets were $1 million at December 31, 2001 and December 31, 2002.

INTEREST RATE RISK MANAGEMENT

         We implement interest rate management initiatives to seek to minimize our interest expense and optimize our portfolio of fixed and variable interest rate obligations. Use of these initiatives is allowed under the Senior Notes and the Senior Facilities. In the 2002 second quarter, we entered into two ten-year interest rate swaps for a total notional amount of $250 million to effectively convert that amount of fixed rate debt (represented by Senior Notes) to variable rate debt. These interest rate swaps are fair value swaps and are accounted for based on the short-cut method. These swaps reduced our interest expense in 2002 by $6 million. In the 2002 third quarter, we reset our interest rate swaps to allow for the accelerated collection of $10 million in cash. The collection of this cash will be amortized over the term of the Senior Notes and recorded as a credit against interest expense. The adjustment for the fair value of the hedged debt obligations was $8 million at December 31, 2002 and has been recorded as part of other assets in the Consolidated Balance Sheet. The weighted average pay rate on the swaps is 5.11% plus the six month LIBOR in arrears and the weighted average receive rate is 10.25%.

FAIR MARKET VALUE DISCLOSURES

         SFAS No. 107, "Disclosure about Fair Market Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Such fair values must often be determined by using one or more methods that indicate value based on estimates of quantifiable characteristics as of a particular date. Values were estimated as follows:

     Cash and cash equivalents, short-term notes and accounts receivables, accounts payable and other current payables-The carrying amount approximates fair value because of the short maturity of these instruments.

     Debt-Fair value of debt was approximately $631 million at December 31, 2001 and $586 million at December 31, 2002.

     Foreign currency contracts-Foreign currency contracts are carried at market value. The market value of the contracts was approximately nil at December 31, 2001 and $3 million at December 31, 2002.

     Interest Rate Swaps-See above under Interest Rate Risk Management.

(4)      SEGMENT REPORTING

         We evaluate the performance of our operating segments based on gross profit. Intersegment sales and transfers are not material. We may in the future evaluate performance based on additional or different measures. The accounting policies of the reportable segments are the same as those described in Note 2.

         The following tables summarize financial information concerning our reportable segments.


                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                       2000            2001                2002
                                                                       ----            ----                ----
                                                                              (Dollars in millions)
      Net sales to external customers:
        Synthetic Graphite..............................          $    681        $      559           $    538
        Other...........................................                82                75                 58
                                                                    ------            ------             ------
           Consolidated net sales.......................          $    763        $      634           $    596
                                                                    ======            ======             ======
      Gross profit:
        Synthetic Graphite..............................          $    192        $      161           $    125
        Other...........................................                22                18                 10
                                                                    ------            ------             ------
           Consolidated gross profit....................          $    214        $      179           $    135
                                                                    ======            ======             ======
      Depreciation and amortization:
        Synthetic Graphite..............................          $     36        $       29           $     24
        Other...........................................                 6                 6                  4
                                                                    ------          --------            -------
           Consolidated depreciation and
             amortization...............................          $     42        $       35           $     28
                                                                    ======            ======            =======

         "Other" in the table above has been restated for the periods presented to exclude our composite tooling business that was sold in June 2003. See Note 19 for further discussions.

         We do not report assets by reportable segment. Assets are managed based on geographic location because both reportable segments share certain facilities. The following tables summarize information as to our operations in different geographic areas:

                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                      2000                2001            2002
                                                                      ----                ----            ----
                                                                                (Dollars in millions)
      Net sales (a):
           U.S..........................................         $     227           $     176        $     164
           Canada.......................................                34                  21               12
           Mexico.......................................                43                  33               37
           Brazil.......................................                46                  44               33
           France.......................................               142                 137              150
           Italy........................................                39                  30               22
           Switzerland .................................               104                  79               77
           South Africa.................................                59                  53               47
           Spain........................................                31                  29               30
           Other countries..............................                38                  32               24
                                                                  --------            --------         --------


                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                         -------------------------------
                                                                      2000                2001            2002
                                                                      ----                ----            ----
                                                                                (Dollars in millions)

             Total......................................         $     763           $     634        $     596
                                                                  --------            ========         ========


     (a) Net sales are based on location of seller.

                                                                                 AT DECEMBER 31,
                                                                                 ---------------
                                                                       2000                2001           2002
                                                                       ----                ----           ----
                                                                              (Dollars in millions)
      Long-lived assets (b):
           U.S..........................................          $    105            $     67         $     64
           Mexico.......................................                38                  37               48
           Brazil.......................................                37                  34               25
           France.......................................                93                  94              109
           Italy........................................                31                   6                7
           South Africa.................................                43                  27               37
           Switzerland..................................                23                   7                8
           Other countries..............................                20                  17               20
                                                                   -------             -------          -------
             Total......................................          $    390            $    289         $    318
                                                                   =======             =======          =======


     (b) Long-lived assets represent fixed assets net of accumulated depreciation and goodwill.


(5)      LONG-TERM DEBT AND LIQUIDITY

         The following table presents our long-term debt:

                                                                          DECEMBER 31,            DECEMBER 31,
                                                                              2001                    2002
                                                                              ----                    ----
                                                                                 (DOLLARS IN MILLIONS)

Senior Facilities:
     Tranche A euro facility....................................         $       194              $         -
     Tranche A U.S. dollar facility.............................                  23                        -
     Tranche B U.S. dollar facility.............................                 313                       137
     Revolving credit facility..................................                  95                        10
                                                                          ----------                 ---------
       Total Senior Facilities..................................                 625                       147
Other European debt.............................................                   6                         2
Senior Notes:
     Senior Notes due 2012......................................                   -                       550
     Fair value of hedged debt obligations......................                   -                         8
     Unamortized bond premium...................................                   -                         6
                                                                          ----------                 ---------
       Total Senior Notes.......................................                   -                       564
                                                                          ----------                 ---------
           Total................................................         $       631              $        713
                                                                          ==========                 =========

         The aggregate maturities of long-term debt (excluding the fair value of hedged debt obligations and unamortized bond premium relating to our Senior Notes) for each of the five years subsequent to December 31, 2002 are:

                                                                            2007
      2003              2004             2005             2006       (AND THEREAFTER)       TOTAL
      ----              ----             ----             ----       ----------------       -----
                                        (DOLLARS IN MILLIONS)
     $   1              $   -            $   -          $  10              $688              $699


         Senior Notes

         On February 15, 2002, GrafTech Finance issued $400 million aggregate principal amount of Senior Notes. Interest on the Senior Notes is payable semi-annually on February 15 and August 15 of each year, commencing August 15, 2002, at the rate of 10.25% per annum. The Senior Notes mature on February 15, 2012.

         In April 2002, we obtained consent from the holders of the Senior Notes issued in February 2002 to amend the Indenture so as to waive the requirement to use the gross proceeds from the issuance of up to $150 million aggregate principal amount of additional Senior Notes to make intercompany loans to our foreign subsidiaries. On April 30, 2002, we entered into a Supplemental Indenture.

         On May 6, 2002, GrafTech Finance issued $150 million aggregate principal amount of additional Senior Notes at a purchase price of 104.5% of principal amount, plus accrued interest from February 15, 2002, under the same Indenture pursuant to which it issued the Senior Notes in February 2002. The Senior Notes constitute one class of debt securities under the Indenture. The additional Senior Notes bear interest at the same rate and mature on the same date as the Senior Notes issued in February 2002. The $7 million premium received upon issuance of the additional Senior Notes was added to the principal amount of the Senior Notes shown on the Consolidated Balance Sheets and is amortized (as a credit to interest expense) over the term of the additional Senior Notes. As a result of our receipt of such premium, the effective annual interest rate on the additional Senior Notes is about 9.5%.

         On June 5, 2002, GrafTech Finance offered to exchange new registered Senior Notes (and related guarantees) that are substantially identical to the previously outstanding Senior Notes (and related guarantees), except that certain transfer restrictions and registration rights relating to the previously outstanding Senior Notes would not apply to the new registered Senior Notes (and related guarantees). All of the previously outstanding Senior Notes (and related guarantees) were exchanged under the exchange offer.

         Except as described below, GrafTech Finance may not redeem the Senior Notes prior to February 15, 2007. On or after that date, GrafTech Finance may redeem the Senior Notes, in whole or in part, at specified redemption prices beginning at 105.125% of the principal amount redeemed for the year commencing February 15, 2007 and reducing to 100.00% of the principal amount redeemed for the years commencing February 15, 2010, and thereafter, in each case plus accrued and unpaid interest to the redemption date.

         In addition, before February 15, 2005, GrafTech Finance is entitled at its option on one or more occasions to redeem Senior Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Senior Notes originally issued by GrafTech Finance at a redemption price of 110.25% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more underwritten primary public offerings of common stock of GTI pursuant to an effective registration statement under the Securities Act so long as:

        o at least 65% of such aggregate principal amount of Senior Notes remains outstanding immediately after each such redemption (other than Senior Notes held, directly or indirectly, by us); and

        o each such redemption occurs within 60 days after the date of the related public offering.

         Upon the occurrence of a change of control, GrafTech Finance will be required to make an offer to repurchase the Senior Notes at a price equal to 101.00% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date. For this purpose, a change in control occurs on:

        o the date on which any person beneficially owns more than 35% of the total voting power of GTI; or

        o the date on which individuals, who on the issuance date of the Senior Notes were directors of GTI (or individuals nominated or elected by a vote of 66 2/3% of such directors or directors previously so elected or nominated), cease to constitute a majority of GTI's Board of Directors then in office; or

        o the date on which a plan relating to the liquidation or dissolution of GTI is adopted; or

        o the date on which GTI merges or consolidates with or into another person, or another person merges into GTI, or all or substantially all of GTI's assets are sold (determined on a consolidated basis), with certain specified exceptions; or

        o the date on which GTI ceases to own, directly or indirectly, all of the voting power of GrafTech Global, UCAR Carbon and GrafTech Finance.

         The Senior Notes rank senior to present and future subordinated debt and equally with present and future senior debt and obligations of GrafTech Finance. The Senior Notes are effectively subordinated to present and future secured debt and obligations of GrafTech Finance, to the extent of the value of the assets securing such debt and obligations, and are structurally subordinated to debt and obligations, including trade payables, of subsidiaries that are neither guarantors of the Senior Notes nor unsecured intercompany term note obligors.

         GTI, GrafTech Global and UCAR Carbon and other U.S. subsidiaries holding a substantial majority of our U.S. assets have guaranteed the Senior Notes on a senior unsecured basis, except that the guarantee by UCAR Carbon is secured as described below.

         Unsecured intercompany term notes in an aggregate principal amount equal to $448 million (based on currency exchange rates in effect at December 31, 2002) and guarantees of those unsecured intercompany term notes issued to GrafTech Finance by certain of our foreign subsidiaries have been pledged by GrafTech Finance to secure the Senior Notes, subject to the limitation that at no time will the combined value of the pledged portion of any foreign subsidiary's unsecured intercompany term note and unsecured guarantee of unsecured intercompany term notes issued by other foreign subsidiaries exceed 19.99% of the principal amount of the then outstanding Senior Notes. As a result of this limitation, the principal amount of unsecured intercompany term notes pledged to secure the Senior Notes equals $399 million, or about 73% of the principal amount of the outstanding Senior Notes. The remaining unsecured intercompany term notes held by GrafTech Finance in an aggregate principal amount of $49 million (based on currency exchange rates in effect at December 31, 2002), and any pledged unsecured intercompany term notes that cease to be pledged due to a reduction in the principal amount of the then outstanding Senior Notes due to redemption, repurchase or other events, will not be subject to any pledge and will be available to satisfy the claims of creditors (including the lenders under the Senior Facilities and the holders of the Senior Notes) of GrafTech Finance, as their interests may appear. The Senior Notes contain provisions restricting, subject to certain exceptions, the pledge of those unsecured intercompany term notes to secure any debt or obligation unless they are equally and ratably pledged to secure the Senior Notes for so long as such other pledge continues in effect.

         The guarantee by UCAR Carbon has been secured by a pledge of all of our shares of AET, but at no time will the value of the pledged portion of such shares exceed 19.99% of the principal amount of the then outstanding Senior Notes. The pledge of the shares of AET is junior to the pledge of the same shares to secure UCAR Carbon's guarantee of the Senior Facilities.

         The unsecured intercompany term note obligations rank senior to present and future subordinated guarantees, debt and obligations of the respective obligors, and equally with present and future senior guarantees, debt and obligations of the respective obligors. The unsecured intercompany term note obligations are effectively subordinated to present and future secured guarantees, debt and obligations of the respective obligors, to the extent of the value of the assets securing such guarantees, debt and obligations, and are structurally subordinated to guarantees, debt and obligations, including trade payables, of subsidiaries of the respective obligors that are not also unsecured intercompany term note obligors.

         The Senior Notes contain a number of covenants that, among other things, restrict our ability to incur additional indebtedness, pay dividends, make investments, create or permit to exist restrictions on distributions from subsidiaries, sell assets, engage in certain transactions with affiliates or enter into certain mergers and consolidations.

         In addition to the failure to pay principal and interest when due or to repurchase Senior Notes when required, events of default under the Senior Notes include: failure to comply with applicable covenants; failure to pay at maturity or upon acceleration indebtedness exceeding $10 million; judgment defaults in excess of $10 million to the extent not covered by insurance; and certain events of bankruptcy.

         The Senior Notes contain provisions as to legal defeasance and covenant defeasance.

         Senior Facilities

         The Senior Facilities consist of:

        o A Tranche A Facility which provided for initial term loans of $137 million and (euro)161 million (equivalent to $158 million based on currency exchange rates in effect at February 22, 2000) to GrafTech Finance. At December 31, 2002, the Tranche A Facility had been fully repaid and terminated.

        o A Tranche B Facility providing for initial term loans of $350 million to GrafTech Finance. At December 31, 2002, the principal amount of term loans outstanding under the Tranche B Facility was $137 million, all of the scheduled principal payments of which are due in 2007.

        o A Revolving Facility providing for dollar and euro-denominated revolving and swing line loans to, and the issuance of dollar-denominated letters of credit for the account of, GrafTech Finance and certain of our other subsidiaries in an aggregate principal and stated amount at any time not to exceed, initially,(euro)250 million and, at December 31, 2002,(euro)200 million ((euro)25 million of which can only be used to pay or secure payment of the fine assessed by the EU Competition Commission). The Revolving Facility terminates on February 22, 2006. As a condition to each borrowing under the Revolving Facility, we are required to represent, among other things, that the aggregate amount of payments made (excluding certain imputed interest) and additional reserves created in connection with antitrust, securities and stockholder derivative investigations, lawsuits and claims do not exceed $340 million by more than $75 million (which $75 million is reduced by the amount of certain debt (excluding the Senior Notes) incurred by us that is not incurred under the Senior Facilities ($22 million of which debt was outstanding at December 31, 2002)).

         We are generally required to make mandatory prepayments in the amount of:

        o Either 75% or 50% (depending on our net debt leverage ratio, which is the ratio of our net debt to our EBITDA) of excess cash flow. The obligation to make these prepayments, if any, arises after the end of each year with respect to adjusted excess cash flow during the prior year;

        o 100% of the net proceeds of certain asset sales or incurrence of certain indebtedness; and

        o 50% of the net proceeds of the issuance of certain GTI equity securities.

         We may make voluntary prepayments under the Senior Facilities. There is no penalty or premium due in connection with prepayments (whether voluntary or mandatory).

         GrafTech Finance has made and may make secured and guaranteed intercompany loans of the net proceeds of borrowings under the Senior Facilities to GrafTech Global's subsidiaries. The obligations of GrafTech Finance under the Senior Facilities are secured, with certain exceptions, by first priority security interests in all of these intercompany loans (including the related security interests and guarantees). We used the proceeds from the issuance of the Senior Notes in February 2002 to finance the repayment of all of these intercompany loans that were outstanding at that time, except for intercompany revolving loans to UCAR Carbon and our Swiss subsidiary.

         GTI unconditionally and irrevocably guarantees the obligations of GrafTech Finance under the Senior Facilities. This guarantee is secured, with certain exceptions, by first priority security interests in all of the outstanding capital stock of GrafTech Global and GrafTech Finance, all of the intercompany debt owed to GTI and GTI's interest in the lawsuit initiated by us against our former parents.

         GTI, GrafTech Global and each of GrafTech Global's subsidiaries guarantees, with certain exceptions, the obligations of GrafTech Global's subsidiaries under the intercompany loans, except that our foreign subsidiaries do not guarantee the intercompany loan obligations of our U.S. subsidiaries.

         The obligations of GrafTech Global's subsidiaries under the intercompany loans as well as these guarantees are secured, with certain exceptions, by first priority security interests in substantially all of our assets, except that no more than 65% of the capital stock or other equity interests in our foreign subsidiaries held directly by our U.S. subsidiaries, and no other foreign assets, secure obligations or guarantees of our U.S. subsidiaries.

         At December 31, 2002, the interest rate applicable to the Revolving Facility is, at our option, either euro LIBOR plus a margin ranging from 1.375% to 3.375% (depending on our leverage ratio) or the alternate base rate plus a margin ranging from 0.375% to 2.375% (depending on our leverage ratio). At December 31, 2002, the interest rate applicable to the Tranche B Facility is, at our option, either euro LIBOR plus a margin ranging from 2.875% to 3.625% (depending on our leverage ratio) or the alternate base rate plus a margin ranging from 1.875% to 2.625% (depending on our leverage ratio). The alternate base rate is the higher of the prime rate announced by JP Morgan Chase Bank or the federal funds effective rate, plus 0.50%. GrafTech Finance pays a per annum fee ranging from 0.375% to 0.500% (depending on our leverage ratio) on the undrawn portion of the commitments under the Revolving Facility. At December 31, 2002, the interest rates on outstanding debt under the Senior Facilities were:
Tranche B Facility, 5.4%; dollar-denominated borrowings under the Revolving Facility, 4.8%; and euro-denominated borrowings under the Revolving Facility, 6.4%. The weighted average interest rate on the Senior Facilities was 5.6% during 2002.

         The Senior Facilities contain a number of significant covenants that, among other things, significantly restrict our ability to sell assets, incur additional debt, repay or refinance other debt or amend other debt instruments, create liens on assets, enter into sale and lease back transactions, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures, make intercompany dividend payments to GTI, pay intercompany debt owed to GTI, engage in transactions with affiliates, pay dividends to stockholders of GTI or make other restricted payments and that otherwise significantly restrict corporate activities. In addition, we are required to comply with financial covenants relating to specified minimum interest coverage ratios and maximum net senior secured debt leverage ratios (which is the ratio of our net senior secured debt to our EBITDA), which become more restrictive over time, beginning September 30, 2003.

         Under the Senior Facilities, GTI is permitted to pay dividends on, and repurchase, common stock in an aggregate annual amount of $25 million, plus up to an additional $25 million if certain leverage ratio and excess cash flow requirements are satisfied. We are also permitted to repurchase common stock from present or former directors, officers or employees in an aggregate amount of up to the lesser of $5 million per year (with unused amounts permitted to be carried forward) or $25 million on a cumulative basis since February 22, 2000.

         In addition to the failure to pay principal, interest and fees when due, events of default under the Senior Facilities include: failure to comply with applicable covenants; failure to pay when due, or other defaults permitting acceleration of, other indebtedness exceeding $7.5 million; judgment defaults in excess of $7.5 million to the extent not covered by insurance; certain events of bankruptcy; and certain changes in control.

         Certain Amendments to the Senior Facilities

         In April 2001, the Senior Facilities were amended to, among other things, exclude certain expenses incurred in connection with the lawsuit initiated by us against our former parents (up to a maximum of $20 million, but not more than $3 million in any quarter) and certain charges and payments in connection with antitrust fines, settlements and expenses from the calculation of financial covenants. After giving effect to subsequent amendments to the Senior Facilities, payments within the $340 million charge recorded in 1997 are excluded from the calculation of financial covenants and charges over and above the $340 million charge are excluded from the calculation of financial covenants (until paid) up to a maximum of $75 million reduced by the amount of certain debt (other than the Senior Notes) incurred by us that is not incurred under the Senior Facilities ($22 million of which debt was outstanding at December 31, 2002). As a result, the fine assessed by the EU Competition Authority, as well as the additional $10 million charge recorded in July 2001 and any payments related to such fine (including payments within the $340 million charge), are excluded from such calculations.

         In July 2001, in connection with an underwritten public offering of common stock, the Senior Facilities were amended to, among other things, change our financial covenants so that they were less restrictive than would otherwise have been the case. In connection therewith, we agreed that our investments in unrestricted subsidiaries after this amendment will be made in the form of secured loans, which will be pledged to secure the Senior Facilities. In connection therewith, we paid an amendment fee of $2 million and the margin that is added to either euro LIBOR or the alternate base rate in order to determine the interest rate payable thereunder increased by 25 basis points.

         In December 2001, the Senior Facilities were amended to, among other things, permit a corporate realignment of our subsidiaries. In connection therewith, we paid an amendment fee of $1 million.

         In February 2002, the Senior Facilities were amended to, among other things, permit us to issue up to $400 million aggregate principal amount of Senior Notes. The amendment also changed the manner in which net debt and EBITDA are calculated to exclude any letter of credit issued to secure payment of the antitrust fine assessed against us by the EU Competition Authority. In addition, the amendment expanded our ability to make certain investments, including investments in AET, and eliminated provisions relating to a spin-off of AET. In connection therewith, we paid an amendment fee of $1 million and the margin that is added to either euro LIBOR or the alternate base rate in order to determine the interest rate payable thereunder increased by 37.5 basis points.

         In May 2002, the Senior Facilities were amended to, among other things, permit us to issue up to $150 million aggregate principal amount of Senior Notes. In connection with this amendment, our maximum permitted leverage ratio was changed to measure the ratio of net senior secured debt to EBITDA as against new specified amounts. Our interest coverage ratio was also changed. We believe that these changed ratios provide us with greater flexibility. In addition, the amendment reduced the maximum amount available under the Revolving Facility to
(euro)200 million from (euro)250 million ((euro)25 million of which can only be used to pay or secure payment of the fine assessed by the EU Competition Authority) and reduced the basket for certain debt incurred by us that is not incurred under the Senior Facilities (excluding the Senior Notes) to $75 million from $130 million ($22 million of which debt was outstanding at December 31, 2002). In connection with the amendment and the consent, we paid fees and costs of $1 million.

         Leverage

         We are highly leveraged and, as discussed in Note 14, have substantial obligations in connection with antitrust investigations, lawsuits and claims (in respect of which we have an unfunded reserve totaling $98 million). We had total debt of $731 million (including $6 million for unamortized bond premium and $8 million for fair value of hedged debt obligations) and a stockholders' deficit of $381 million at December 31, 2002. A substantial portion of our debt has variable interest rates or has been effectively converted from a fixed rate obligation to a variable rate obligation pursuant to interest rate management initiatives. We typically discount or factor a portion of our accounts receivable. In 2002, certain of our subsidiaries sold receivables totaling $186 million. If we had not sold such receivables, our accounts receivable and our debt would have been about $46 million higher at December 31, 2002. In addition, if we are required to pay or issue a letter of credit to secure payment of the fine assessed by the EU Competition Authority pending resolution of our appeal regarding the amount of the fine, the payment would be financed by borrowing under, or the letter of credit would constitute a borrowing under, the Revolving Facility. Our leverage and obligations, as well as changes in conditions affecting our industry, changes in global and regional economic conditions and other factors, have adversely impacted our recent operating results.

         We use, and are dependent on, funds available under the Revolving Facility, subject to continued compliance with the financial covenants under the Senior Facilities, as well as monthly or quarterly cash flow from operations as our primary sources of liquidity. While our revolving credit facility provides for maximum borrowings of up to (euro)200 million ($210 million, based on currency exchange rates in effect at December 31, 2002), our ability to borrow under this facility may effectively be less because of the impact of additional borrowings upon our compliance with the maximum net senior secured debt leverage ratio permitted or minimum interest coverage ratio required under the Senior Facilities.

         Our high leverage and substantial obligations in connection with antitrust investigations, lawsuits and claims could have a material impact on our liquidity. Cash flow from operations services payment of our debt and these obligations, thereby reducing funds available to us for other purposes. Our leverage and these obligations make us more vulnerable to economic downturns or in the event that these obligations are greater or timing of payment is sooner than expected.

         Our ability to service our debt, as it comes due, including maintaining compliance with the covenants under the Senior Facilities, and to meet these and other obligations as they come due is dependent on our future financial and operating performance. This performance, in turn, is subject to various factors, including certain factors beyond our control, such as changes in conditions affecting our industry, changes in global and regional economic conditions, changes in interest and currency exchange rates, developments in antitrust investigations, lawsuits and claims involving us and inflation in raw material, energy and other costs.

         Even if we are able to meet our debt service and other obligations when due, we may not be able to comply with the covenants and other provisions under the Senior Facilities. These covenants and provisions include financial covenants and representations regarding absence of material adverse changes affecting us. A failure to so comply, unless waived by the lenders thereunder, would be a default thereunder. This would permit the lenders to accelerate the maturity of the Senior Facilities. It would also permit them to terminate their commitments to extend credit under the Revolving Facility. This would have an immediate material adverse effect on our liquidity. An acceleration of maturity of the Senior Facilities would permit the holders of the Senior Notes to accelerate the maturity of the Senior Notes. A breach of the covenants contained in the Senior Notes would also permit the holders of the Senior Notes to accelerate the maturity of the Senior Notes. Acceleration of maturity of the Senior Notes would permit the lenders to accelerate the maturity of the Senior Facilities and terminate their commitments to extend credit under the Revolving Facility. If we were unable to repay our debt to the lenders and holders or otherwise obtain a waiver from the lenders and holders, the lenders and holders could proceed against the collateral securing the Senior Facilities and the Senior Notes, respectively, and exercise all other rights available to them.

         Equity Offering

         On July 31, 2001, we sold an aggregate of 10,350,000 shares of our common stock in a registered public offering at a public offering price of $9.50 per share. The gross proceeds from the offering were $98 million and the net proceeds to us were $91 million. Sixty percent of the net proceeds were used to prepay term loans under the Senior Facilities. Prepayments of $23 million under the Tranche A Facility and $32 million under the Tranche B Facility were applied against scheduled maturities of each Tranche in the order in which they were due. The balance of the net proceeds were applied to reduce the outstanding balance under the Revolving Facility.

         Write-off of Capitalized Bank Fee and Related Debt Extinguishment Costs

         In February 2000, we recorded a charge of $21 million related to our debt recapitalization. The charge includes $5 million of bank and third party fees and expenses, $9 million of redemption premium on our previously outstanding senior subordinated notes, and write off of $7 million of deferred debt issuance costs.

         In February 2002, we recorded a charge of $3 million for write-off of capitalized fees associated with the term loans under Tranche A and B Facilities repaid with the net proceeds from the issuance of Senior Notes.

         In May 2002, we recorded a charge of $1 million for write-off of capitalized fees associated with the term loans under Tranche A and B Facilities repaid with the net proceeds from the issuance of Senior Notes.


(6)      INCOME TAXES

         The following table summarizes the U.S. and non-U.S. components of income (loss) before provision for income taxes, minority interest and income from discontinued operations:

                                                                            FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                                                ------------
                                                                     2000         2001          2002
                                                                     ----         ----          ----
                                                                           (Dollars in millions)
      U.S.........................................................  $  (90)    $   (139)     $   (88)
      Non-U.S.....................................................     105           66           55
                                                                    ------      -------      -------
                                                                    $   15     $    (73)     $   (33)
                                                                    ======     ========      =======

         Total income taxes were allocated as follows:

                                                                            FOR THE YEAR ENDED
                                                                               DECEMBER 31,
                                                                               ------------
                                                                     2000         2001         2002
                                                                     ----         ----         ----
                                                                           (Dollars in millions)
      Income from continuing operations...........................  $    2     $     14     $    (16)
      Income from discontinued operations.........................       -            1            1
                                                                    ------      -------      -------
                                                                    $    2     $     15     $    (15)
                                                                    ======      =======      =======

         Income tax expense attributable to income from operations consists of:

                                                                            FOR THE YEAR ENDED
                                                                               DECEMBER 31,
                                                                               ------------
                                                                     2000         2001          2002
                                                                     ----         ----          ----
                                                                           (Dollars in millions)
      U.S. federal income taxes:
               Current............................................  $    -     $      -     $    (12)
               Deferred...........................................     (23)         (10)         (25)
                                                                    ------      -------      -------
                                                                    $  (23)    $    (10)    $    (37)
                                                                    =======     =======      =======

      Non-U.S. income taxes
               Current............................................  $   27     $     23     $     22
               Deferred...........................................      (2)           1           (1)
                                                                    ------      -------      -------
                                                                    $   25     $     24     $     21
                                                                   =======      =======      =======

         We have an income tax exemption from the Brazilian government on income generated from graphite electrode and cathode production through 2006 and 2005, respectively. The exemption reduced the net expense associated with income taxes by $2 million in 2000 and $1 million in 2001 and 2002.

         In 1998, we obtained an income tax exemption from the Swiss government. The exemption reduced the net expense associated with income taxes by $8 million in 2000, $8 million in 2001 and nil in 2002.

         Income tax expense attributable to income from operations differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from operations as follows:

                                                                                         FOR THE YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                            ------------
                                                                                  2000         2001         2002
                                                                                  ----         ----         ----
                                                                                       (Dollars in millions)

      Tax at statutory U.S. federal rate................................         $   5      $   (25)      $   (12)
      Nondeductible expenses associated with antitrust
         investigations and related lawsuits and claims.................             1            5             -
      State tax expense (benefit) (net of federal tax benefit)..........             -           (5)          (13)
      Restructuring charges with no tax benefit.........................             -            9             3
      Adjustments related to investment in subsidiaries.................             -           26             -
      Impact of dividend of foreign earnings ...........................            22            9             8
      Non-U.S. net operating losses.....................................             -            -            (1)
      Non-U.S. tax exemptions and holidays..............................           (10)          (9)            -
      Adjustments to deferred tax asset valuation allowance.............           (20)          (3)           16
      Other.............................................................             4            7           (17)
                                                                                  ----        -----         -----
                                                                                 $   2       $   14        $  (16)
                                                                                  ====        =====         =====


         The significant components of deferred income tax expense attributable to income from operations are as follows:


                                                                                         FOR THE YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                            ------------
                                                                                   2000         2001          2002
                                                                                   ----         ----          ----
                                                                                       (Dollars in millions)

      Deferred tax expense (exclusive of the effects of changes in
         the valuation allowance described below).............                  $     (5)    $     (6)    $    (42)
      Increase (decrease) in beginning of the year balance of the
         valuation allowance for deferred tax assets..........                       (20)          (3)          16
                                                                                 -------      -------      -------
                                                                                $    (25)    $     (9)    $    (26)
                                                                                 =======      =======      =======

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and December 31, 2002 are as follows:

                                                                        AT DECEMBER 31,
                                                                        ---------------
                                                                      2001            2002
                                                                      ----            ----
                                                                       (Dollars in millions)
Deferred tax assets:
     Fixed assets..............................................  $     46        $     38
     Estimated liabilities and expenses associated with
       antitrust investigations and related lawsuits and claims         1               1
     Postretirement and other employee benefits................        55              65
     Foreign tax credit and other carryforwards................        52              97
     Provision for scheduled plant closings and other
       restructurings..........................................         4               2
     Other.....................................................        35              38
                                                                   ------          ------
       Total gross deferred tax assets.........................       193             241
       Less:  valuation allowance..............................       (27)            (43)
                                                                   ------          -------
         Total deferred tax assets.............................  $    166        $    198
                                                                   ======          ======
Deferred tax liabilities:
Fixed assets...................................................  $     43         $     43
Inventory......................................................         6                6
Other..........................................................         4                1
                                                                   ------           ------
Total deferred tax liabilities.................................        53               50
                                                                   ------           ------
         Net deferred tax asset................................  $    113         $    148
                                                                   ======           ======

         Deferred income tax assets and liabilities are classified on a net current and non-current basis within each tax jurisdiction. Net deferred income tax assets are included in prepaid expenses in the amount of $9 million at December 31, 2001 and $14 million at December 31, 2002 and in other assets in the amount of $140 million at December 31, 2001 and $171 million at December 31, 2002. Net deferred tax liabilities are included in accrued income and other taxes in the amount of $5 million at December 31, 2001 and $4 million at December 31, 2002 and separately stated as deferred income taxes in the amount of $31 million at December 31, 2001 and $33 million at December 31, 2002.

         During the 2000 fourth quarter, we entered into an intercompany sale-leaseback transaction between two subsidiaries relating to a U.S. graphite electrode facility, which allowed for utilization of foreign tax credits. This transaction resulted in a tax effect of a book gain of $22 million being classified as a deferred charge, which was included in other assets and was to be amortized into income. In June 2001, as a result of the decision to shutdown this facility, the facility was sold back to the original subsidiary owner and impaired. Accordingly, we then recognized a deferred tax asset for the resulting tax basis in excess of the amount for financial reporting.

         The net change in the total valuation allowance for 2002 was an increase of $16 million. The change results primarily from the determination that certain of our foreign tax credits and state net operating losses may not be utilizable prior to expiration and the provision of an allowance related to the impairment and restructuring of our Italian graphite electrode operations for which the realization of a tax benefit is not probable.

         We have total excess foreign tax credit carryforwards of $79 million at December 31, 2002. Of these tax credit carryforwards, $20 million expire in 2003, $15 million expire in 2004, $6 million expire in 2006 and $38 million expire in 2007 and beyond. On a recomputed basis, we used foreign tax credits to reduce U.S. current tax liabilities in the amount of $16 million in 2001 and $2 million in 2002. Based upon the level of historical taxable income and projections for future taxable income over the periods during which these credits are utilizable, we believe it is more likely than not that we will realize the tax benefits of these deferred tax assets net of the corresponding $22 million of valuation allowances that exist at December 31, 2002. Specifically, it is our intention to pursue tax planning strategies and one-time events in order to utilize our foreign tax credit carryforwards prior to expiration.

         U.S. income taxes have not been provided on undistributed earnings of foreign subsidiaries. Our intention is to reinvest these undistributed earnings indefinitely. To the extent that our circumstances change or future earnings are repatriated, we will provide for income tax on the earnings of the affected foreign subsidiaries. We believe that any U.S. income tax on repatriated earnings would be substantially offset by U.S. foreign tax credits.


(7)      OTHER (INCOME) EXPENSE, NET

         The following table presents an analysis of other (income) expense, net:

                                                                             FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                                                ------------
                                                                       2000          2001           2002
                                                                       ----          ----           ----
                                                                           (Dollars in millions)
Interest income...............................................     $     (6)     $     (2)    $      (2)
Currency (gains) losses.......................................           (4)           (2)          (28)
Bank fees.....................................................            2             2             2
Loss on sale of accounts receivable...........................            1             3             2
Legal expenses and settlements................................                                        3
                                                                   -             -
Employee benefit curtailment costs............................                                        1
                                                                   -             -
Former parent company lawsuit legal expenses..................            3             1             1
Amortization of goodwill......................................            2             2             -
(Gain) loss on sale of assets.................................            2            (1)            -
Insurance related gains.......................................           (5)            -             -
Expenses for withdrawn initial public offering of AET.........            2             -             -
Write-off of capitalized bank fees and related debt
 extinguishment costs.........................................           21             -             4
Securities class action and stockholder derivative lawsuits...           (1)            -             -
Other.........................................................            3            (2)            5
                                                                    -------       -------      --------
Total other (income) expense, net.............................     $     20      $      1     $     (12)
                                                                    =======       =======      ========

         We have intercompany loans between GrafTech Finance and some of our subsidiaries. Some of these loans are denominated in currencies other than the dollar and, accordingly, are subject to translation gains and losses due to changes in currency exchange rates. Some of these intercompany loans are deemed to be essentially permanent and, as a result, translation gains and losses on these loans are reflected in accumulated other comprehensive income (loss) on the Consolidated Balance Sheets. The remaining intercompany loans are expected to be repaid in the foreseeable future and, as a result, translation gains and losses on these loans are reflected in other (income) expense, net on the Consolidated Statement of Operations. In 2002, we had $28 million in currency gains, $21 million of which gain was due to currency translation on intercompany loans and translation of financial statements of foreign subsidiaries which use the dollar as their functional currency and $7 million of which related to transactions with third parties.


(8)      INTEREST EXPENSE

         The following table presents an analysis of interest expense:

                                                                             FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                                               -------------
                                                                       2000         2001         2002
                                                                       ----         ----         ----
                                                                            (Dollars in millions)
Interest incurred on debt.....................................     $     69      $     54     $     56
Amortization of debt issuance costs...........................            2             2            3
Interest imputed on antitrust fine............................            4             4            1
                                                                    -------       -------      -------
     Total interest expense...................................     $     75      $     60     $     60
                                                                    =======       =======      =======

(9)      SUPPLEMENTARY BALANCE SHEET DETAIL

         The following tables present supplementary balance sheet details.

                                                                                  AT DECEMBER 31,
                                                                                  ---------------
                                                                               2001            2002
                                                                               ----            ----
                                                                               (Dollars in millions)
Notes and accounts receivable:
     Trade.............................................................      $     77     $     85
     Other.............................................................            19           24
                                                                               ------       ------
                                                                                   96          109
     Allowance for doubtful accounts...................................            (5)          (5)
                                                                               ------       -------
                                                                             $     91     $    104
                                                                               ======       ======
Property, plant and equipment:
     Land and improvements.............................................      $     38     $     41
     Buildings.........................................................           158          166
     Machinery and equipment and other.................................           695          753
     Construction in progress..........................................            27           35
                                                                               ------       ------
                                                                             $    918     $    995
                                                                               ======       ======
Other assets:
     Fair value of interest rate swap..................................             -            8
     Pension assets....................................................             4            4
     Long-term receivables.............................................             6            2
     Long-term investments.............................................             6            2
     Capitalized bank fees.............................................            14           28
     Cash surrender value of executive life insurance..................             2            3

                                                                                  AT DECEMBER 31,
                                                                                  ---------------
                                                                               2001            2002
                                                                               ----            ----
                                                                               (Dollars in millions)
     Other.............................................................             5            3
                                                                               ------       ------
                                                                             $     37     $     50
                                                                               ======       ======
Accounts payable:
     Trade.............................................................      $     94     $     82
     Interest..........................................................             5           23
                                                                               ------       ------
                                                                             $     99     $    105
                                                                               ======       ======
Other accrued liabilities:
     Accrued accounts payable..........................................      $     19     $     14
     Accrued imputed interest..........................................             6            5
     Payrolls..........................................................             3            4
     Restructuring.....................................................            12           14
     Employee compensation and benefits................................             9            9
     Liabilities and expenses associated with antitrust investigations
         and related lawsuits and claims...............................             2            3
     Other.............................................................             5            8
                                                                               ------       ------
                                                                             $     56     $     57
                                                                               ======       ======
Other long-term obligations:
     Postretirement benefits...............................................  $     80     $     70
     Employee severance costs..............................................         4            4
     Pension and related benefits..........................................        26           59
     Liabilities and expenses associated with antitrust investigations
         and related lawsuits and claims...................................        52           49
     Long-term portion of DOJ fine.........................................        47           46
     Long-term environmental liabilities...................................         5            5
     Unamortized gain on interest rate swap................................         -            9
     Other.................................................................        17           16
                                                                               ------       ------
                                                                             $    231     $    258
                                                                               ======       ======

         The following table presents an analysis of the allowance for doubtful accounts:

                                                                                  AT DECEMBER 31,
                                                                                  ---------------
                                                                      2000           2001        2002
                                                                      ----           ----        ----
                                                                                  (Dollars in millions)
     Balance at beginning of year................................  $      5     $       4      $      5
     Additions...................................................         1             2             1
     Deductions..................................................        (2)           (1)           (1)
                                                                    -------        ------         -----
     Balance at end of year......................................  $      4     $       5      $      5
                                                                     =======       ======         =====

(10)     LEASES AND OTHER LONG TERM OBLIGATIONS

         Lease commitments under noncancelable operating leases extending for one year or more will require the following future payments:

                                                                                      (Dollars in millions)
        2003......................................................................            $1
        2004......................................................................             1
        2005......................................................................             1
        2006......................................................................             -
        2007......................................................................             -
        After 2007................................................................             1

         Total lease and rental expenses under noncancelable operating leases extending one month or more were $4 million in 2000, $3 million in 2001 and $1 million in 2002.

         During 2001, we outsourced our information technology function to CGI Group Inc. ("CGI"). Under this ten-year agreement, CGI will manage our data services, networks, desktops, telecommunications and legacy systems. The following is a schedule of future payments for base services:

                                                                                      (Dollars in millions)
        2003......................................................................            $6
        2004......................................................................             6
        2005......................................................................             5
        2006......................................................................             5
        2007......................................................................             5
        After 2007................................................................            17

         In addition, we have a remaining commitment to purchase $3 million in services above the base level over the remaining term of the agreement.

         In September 2002, we entered into a ten-year outsourcing contract with CGI to provide finance and accounting business process services valued at $36 million. The following is a schedule of future payments for base services:

                                                                                      (Dollars in millions)
        2003......................................................................            $2
        2004......................................................................             3
        2005......................................................................             4
        2006......................................................................             4
        2007......................................................................             4
        After 2007................................................................            18

(11)     BENEFIT PLANS

RETIREMENT PLANS AND POSTRETIREMENT BENEFIT PLANS

         Until February 25, 1991, we participated in the U.S. retirement plan of Union Carbide Corporation ("UNION CARBIDE"). Effective February 26, 1991, we formed our own U.S. retirement plan which covers substantially all U.S. employees. Retirement and death benefits related to employee service through February 25, 1991 are covered by the Union Carbide plan. Benefits paid by the Union Carbide plan are based on final average pay through February 25, 1991, plus salary increases (not to exceed 6% per year) until January 26, 1995 when Union Carbide ceased to own at least 50% of the equity of GTI. All our employees who retired prior to February 25, 1991 are covered under the Union Carbide plan. Pension benefits under our plan are based primarily on years of service and compensation levels prior to retirement. Net pension cost for our plan was $7 million in 2000 and 2001 and $6 million in 2002. Prior to January 1, 2002, our plan was a defined benefit plan. Effective January 1, 2002, a new defined contribution plan was established for U.S. employees. Some employees will have the option to remain in the defined benefit plan for five more years. At the end of five years, the value of the employees' retirement benefit will be frozen, and the employee will then begin participating in the defined contribution plan. Those employees without the option to remain in the defined benefit plan will begin participating in the defined contribution plan and their benefits under the defined benefit plan were frozen as of December 31, 2001. Under the new defined contribution plan, we will make quarterly contributions to each individual employee account equal to 2.5% of the employee's pay up to the social security wage base ($84,000 in 2002) plus 5% of their pay above the social security wage base.

         Pension coverage for employees of foreign subsidiaries is provided, to the extent deemed appropriate, through separate plans. Obligations under such plans are systematically provided for by depositing funds with trustees, under insurance policies or by book reserves. Net pension costs for plans of foreign subsidiaries amounted to nil in 2000, $4 million in 2001 (which includes a $4 million settlement loss for the Canadian pension plan) and $1 million in 2002.

         The components of our consolidated net pension costs are as follows:

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                              -------------------------------
                                                                            2000           2001           2002
                                                                            ----           ----           ----
                                                                                    (Dollars in millions)
         Service cost..................................................  $     7         $     7       $     6
         Interest cost.................................................       15              14            11
         Expected return on assets.....................................      (15)            (14)          (11)
         Amortization .................................................        -               -             -
         Settlement (gain) loss........................................        -               4             1
         Curtailment loss..............................................        -               -             -
                                                                           -----           -----         -----
              Net pension cost.........................................  $     7         $    11       $     7
                                                                           =====           =====         =====

         We also provide health care and life insurance benefits for eligible retired employees. These benefits are provided through various insurance companies and health care providers. We accrue the estimated net postretirement benefit costs during the employees' credited service periods. The components of our consolidated net postretirement benefit costs are as follows:

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                              -------------------------------
                                                                            2000           2001           2002
                                                                            ----           ----           ----
                                                                                    (Dollars in millions)
         Service cost..................................................  $     2         $     2      $      -
         Interest cost.................................................        6               6             4
         Amortization of prior service cost............................       (1)             (2)           (8)
                                                                            ----           -----         -----
              Net postretirement benefit cost..........................  $     7         $     6      $     (4)
                                                                            ====           =====         =====

         The reconciliation of beginning and ending balances of benefit obligations under, and fair value of assets of, all of our pension and postretirement benefit plans, and the funded status of the plans, are as follows:

                                                                  PENSION BENEFITS         POSTRETIREMENT BENEFITS
                                                                  ----------------         -----------------------
                                                                  AT DECEMBER 31,             AT DECEMBER 31,
                                                                  ---------------             ---------------
                                                                  2001         2002         2001           2002
                                                                  ----         ----         ----           ----
                                                                              (Dollars in millions)
            Changes in benefit obligation:
            Net benefit obligation at beginning of year....   $      205    $      177    $       83   $       63
            Service cost...................................            7             6             2            -
            Interest cost..................................           14            11             6            4
            Impact of plan amendments......................            -             -           (68)          (9)

                                                                  PENSION BENEFITS         POSTRETIREMENT BENEFITS
                                                                  ----------------         -----------------------
                                                                  AT DECEMBER 31,             AT DECEMBER 31,
                                                                  ---------------             ---------------
                                                                  2001         2002         2001           2002
                                                                  ----         ----         ----           ----
                                                                              (Dollars in millions)
            Changes in benefit obligation:
            Foreign currency exchange rate changes.........           (8)            6            (2)          (1)
            Actuarial loss.................................            4            14            48           (3)
            Curtailment....................................            -            (8)            -            -
            Settlement.....................................          (36)           (6)            -            -
            Gross benefits paid............................           (9)           (8)           (6)          (7)
                                                                  ------        ------        ------       ------
                  Net benefit obligation at end of year....   $      177    $      192    $       63   $       47
                                                                  ======        ======        ======       ======

         Changes in plan assets:
            Fair value of plan assets at beginning of year.   $      179    $      127    $        -   $        -
            Actual return on plan assets...................           (5)          (11)            -            -
            Foreign currency exchange rate changes.........          (10)            5             -            -
            Employer contributions.........................            8             5             6            7
            Participants contributions.....................            -             -             -            -
            Settlement.....................................          (36)           (6)            -            -
            Gross benefits paid............................           (9)           (8)           (6)          (7)
                                                                  ------        ------        ------       ------
                  Fair value of plan assets at end of year.   $      127    $      112    $        -   $        -
                                                                  ======        ======        ======       ======

         Reconciliation of funded status:
            Funded status at end of year                      $      (50)   $      (80)   $      (63)  $      (47)
            Unrecognized net transition
               asset.......................................           (2)           (1)            -            -
            Unrecognized prior service cost................            1             1           (67)         (64)
            Unrecognized net actuarial loss................           21            49            50           41
                                                                  ------        ------        ------       ------
               Net amount recognized at end of year........   $      (30)   $      (31)   $      (80)  $      (70)
                                                                  ======        ======        ======       ======

         Amounts recognized in the statement of financial
            position consist of:
            Prepaid benefit cost...........................   $        4    $        4    $       (3)  $        -
            Accrued benefit liability......................          (36)          (60)          (77)         (70)
            Intangible asset...............................            -             1             -            -
            Accumulated other comprehensive income.........            2            24             -            -
                                                                  ------        ------        ------       ------
               Net amount recognized.......................   $      (30)   $      (31)   $      (80)  $      (70)
                                                                  ======        ======        ======       ======

         Assumptions used to determine net pension costs, pension projected benefit obligation, net postretirement benefit costs and postretirement benefits projected benefit obligation are as follows:

                                                                  PENSION BENEFITS              POSTRETIREMENT BENEFITS
                                                                  ----------------              -----------------------
                                                                   AT DECEMBER 31,                  AT DECEMBER 31,
                                                                   ---------------                  ---------------
                                                                2001           2002            2001              2002
                                                                ----           ----            ----              ----

            Weighted average assumptions as of measurement date:
               Discount rate...............................       7.34%         6.71%             7.79%           7.04%
               Expected return on plan assets .............       8.59%         7.80%              -                 -
               Rate of compensation increase...............       4.73%         4.04%             3.39%             -
               Health care cost trend on covered charges:
                      Initial..............................       N/A           N/A               6.88%           6.68%
                      Ultimate.............................       N/A           N/A               5.34%           5.38%
                      Years to ultimate....................       N/A           N/A                  6               6


         Assumed health care cost trend rates have a significant effect on the amounts reported for net postretirement benefits. A one percentage point change in the health care cost trend rate would change the accumulated postretirement benefits net benefit obligation by approximately $5 million at December 31, 2001 and December 31, 2002 and change net postretirement benefit costs by approximately $1 million for both 2001 and 2002.


OTHER NON-QUALIFIED PLANS

         Since January 1, 1995, we have established various unfunded, non-qualified supplemental retirement and deferred compensation plans for certain eligible employees. We established benefits protection trusts (the "Trust") to partially provide for the benefits of employees participating in these plans. At December 31, 2001 and December 31, 2002, the Trust had assets of approximately $2 million, which are included in other assets on the Consolidated Balance Sheets. These assets include 426,400 shares of common stock which we contributed to the Trust in March 2001. These shares, if later sold, could be used for partial funding of our future obligations under certain of our compensation and benefit plans. The shares held in Trust are not considered outstanding for purposes of calculating earnings per share until they are committed to be sold or otherwise used for funding purposes.


SAVINGS PLAN

         Our employee savings plan provides eligible employees the opportunity for long term savings and investment. Participating employees can contribute 1.0% to 7.5% of employee compensation as basic contributions and an additional 0.5% to 10.0% of employee compensation as supplemental contributions. For 2001 and 2002, we contributed on behalf of each participating employee an amount equal to 50% of the employee's basic contribution. We contributed $2 million in 2000 and $1 million in 2001 and 2002.


INCENTIVE PLANS

         In 1998, we implemented a global profit sharing plan for our worldwide employees. This plan is based on our global financial performance. The cost for this plan was $2 million in 2000 and nil in 2001 and 2002.


(12)     RESTRUCTURING AND IMPAIRMENT CHARGES

         We have had several restructuring and impairment charges during the past few years. At December 31, 2002, the outstanding balance of our restructuring reserve was $14 million. The components of this balance are $8 million related to the mothballing of our graphite electrode operations in Caserta, Italy, $4 million related primarily to remaining lease payments on our former corporate headquarters, and $2 million related to plant closure cost associated with the closure of our Canadian graphite electrode operations.

         In the 2002 fourth quarter, we recorded $3 million ($2 million after tax) of impairment charges relating to our investment in our joint venture with Jilin Carbon Co. (together with its affiliates, "JILIN"). The impairment results from uncertainty about the completion and start-up of the planned graphite electrode facility in Changchun, China due to the effects that the challenging 2002 graphite electrode industry conditions have had on Jilin. We also recorded a $1 million (nil after tax) change in estimate for the restructuring charge for our graphite electrode operations in Caserta, Italy.

         In the 2002 third quarter, we recorded a $1 million charge related to the impairment of available-for-sale securities.

         In the 2002 second quarter, we recorded a $13 million ($8 million after tax) charge primarily related to the impairment of our long-lived carbon electrode assets in Columbia, Tennessee as a result of a decline in demand and loss of market share. The primary end market for carbon electrodes is silicon metal, which remains very depressed in the U.S. where our main customer base is located. This charge also includes $1 million related to the impairment of available-for-sale securities.

         In the 2002 first quarter, we recorded a $5 million restructuring charge that related primarily to the mothballing of our graphite electrode operations in Caserta, Italy. This charge included estimated pension, severance and other related employee benefit costs for 102 employees and other costs related to the mothballing.

         In the 2001 fourth quarter, we recorded a $7 million restructuring charge and a $27 million impairment loss on long-lived and other assets. The restructuring charge related primarily to exit costs related to the mothballing of our graphite electrode operations in Caserta, Italy. $24 million of the impairment loss on long-lived assets related to assets located at our facility in Caserta, Italy. The remaining $3 million related to the impairment of available-for-sale securities.

         In the 2001 third quarter, we recorded a $2 million restructuring charge and impairment loss on long-lived assets related to a corporate realignment of our businesses, the relocation of our corporate headquarters and the shutdown of our coal calcining operations located in Niagara Falls, New York. The relocation was substantially completed in 2001. The charge includes severance and related benefits associated with a workforce reduction of 24 employees and impairment of leasehold improvement assets.

         In 2001 third quarter, we reversed $2 million of prior restructuring charges based on revised lower estimates of workforce reductions and plant closure costs, and we reclassified $4 million of prior restructuring charges related to on-site waste disposal post-monitoring costs to other long term obligations.

         In the 2001 second quarter, we recorded a $58 million charge for restructuring and impairment loss on long-lived assets related to the shutdown of our graphite electrode manufacturing operations in Clarksville and Columbia, Tennessee and our coal calcining operations in Niagara Falls, New York. The $58 million charge includes restructuring charges of $2 million for severance and related benefits associated with a workforce reduction of 171 employees and $3 million in plant shutdown and related costs. The remaining $53 million relates to the impairment loss on long-lived assets. The shutdown was completed in the 2001 third quarter.

         In the 2000 fourth quarter, we recorded a charge of $4 million in connection with a corporate restructuring, mainly for severance and related benefits associated with a workforce reduction of 85 employees. The functional areas affected included finance, accounting, sales, marketing and administration. In 2001, we paid about $1 million of these expenses. In the 2001 third quarter, we revised the workforce reduction estimate to 45 employees and reversed a portion of the $4 million charge. The reversal is part of the $2 million reversal described above.

         In the 2000 third quarter, we recorded an impairment loss on long-lived assets of $3 million in connection with the re-sourcing of our U.S. cathode production to our facilities in Brazil and France and the reduction of graphite electrode production capacity to accommodate such increased cathode production in Brazil and France. This cash charge related to the write-off of certain long-lived assets located at one of our facilities in the U.S.

         In the 2000 first quarter, we recorded a restructuring charge of $6 million in connection with a restructuring of our advanced graphite materials business. Key elements of the restructuring included elimination of certain product lines and rationalization of operations to reduce costs and improve profitability of remaining product lines. This rationalization included discontinuing certain manufacturing processes at one of our facilities in the U.S. that will be performed at our other facilities in the future. Based on subsequent developments in the 2000 third quarter, we decided not to demolish certain buildings. Therefore, in the 2000 third quarter, we reversed the $4 million of the charge related to demolition and related environmental costs. The $2 million balance of the charge included estimated severance costs for 65 employees. The restructuring was completed in 2000.

         The fair value of the long-lived assets was calculated on the basis of discounted estimated future cash flows. Estimates of the discounted future cash flows are subject to significant uncertainties and assumptions. Accordingly, actual values could vary significantly from such estimates.

         The following table summarizes activity relating to the accrued expense in connection with the restructuring charges.

                                                                     PLANT
                                                                    SHUTDOWN
                                               SEVERANCE AND       AND RELATED      POST MONITORING
                                               RELATED COSTS         COSTS          AND RELATED COSTS            TOTAL
                                               -------------       -----------      -----------------            -----
                                                                     (Dollars in millions)
BALANCE AT JANUARY 1, 2000...............       $       13        $        10           $        5       $        28
                                                  --------           --------             --------         ---------

Restructuring charges in 2000............                6                  3                    1                10
Payments in 2000.........................               (5)                (1)                  (1)               (7)
Change in estimate and impact of currency
    rate changes in 2000.................               (1)                (3)                  (1)               (5)
                                                 ---------         ----------            ---------         ---------
BALANCE AT DECEMBER 31, 2000.............       $       13        $         9           $        4       $        26

Restructuring charges in 2001............                4                  8                    -                12
Payments in 2001.........................              (13)                (5)                   -               (18)
Non-cash write-offs in 2001..............                -                 (4)                   -                (4)
Reclassification of on-site disposal and
    monitoring costs.....................                -                  -                   (4)               (4)
                                                 ---------           --------            ---------         ---------
BALANCE AT DECEMBER 31, 2001.............       $        4        $         8           $        -       $        12

Restructuring charges in 2002............                6                  -                    -                 6
Payments in 2002.........................               (5)                 1                    -                (4)
                                                 ---------         ----------            ---------         ---------
BALANCE AT DECEMBER 31, 2002.............       $        5        $         9           $        -       $        14
                                                 =========         ==========            =========         =========

         The restructuring accrual is included in other accrued liabilities on the Consolidated Balance Sheets.

(13)     MANAGEMENT COMPENSATION AND INCENTIVE PLANS

         We have adopted several stock incentive plans. The aggregate number of shares reserved under the plans since their initial adoption was 14,500,000 shares at December 31, 2001 and December 31, 2002. The plans permit options and restricted stock to be granted to employees and, in the case of one plan since March 1998, also to non-employee directors.


STOCK OPTIONS

         In 1995, we granted 12-year options to management to purchase 4,761,000 shares at an exercise price of $7.60 per share, of which options for 3,967,400 shares vested at the time of our initial public offering in 1995, and the balance were performance options, one half of which were to vest in each of 1998 and 1999 on achievement of designated EBITDA targets. In December 1997, GTI's Board of Directors accelerated the vesting of the 1998 performance options. We did not achieve the 1999 performance targets and, accordingly, the 1999 performance options were cancelled.

         In 1996, we granted 10-year options to mid-management to purchase 960,000 shares at an exercise price of $35.00 per share, and granted additional 10-year options to mid-management to purchase 4,000 shares at an exercise price of $40.44 per share. In 1997, we granted 10-year options to mid-management to purchase 61,500 shares at an exercise price of $39.31 per share. The options vest eight years from the grant date. Accelerated vesting occurs if the market price of the common stock equals or exceeds specified amounts. At December 31, 2002, 451,350 of such options were vested.

         In 1997, we granted vested 10-year options to management to purchase 155,000 shares at an exercise price of $37.59 per share. At December 31, 2002, all such options were vested.

         In 1998, we granted 10-year options to purchase shares as follows:

          o Options for 641,000 shares were granted to certain officers and directors at exercise prices ranging from $29.22 to $34.36 per share. Options for 320,000 shares vest one year from the grant date, options for 221,000 shares vest two years from the grant date and options for 100,000 shares vest three years from the grant date. At December 31, 2002, all of such options were vested.

          o Options for 1,935,000 shares were granted to certain officers and management at exercise prices ranging from $15.50 to $17.06 per share. Options for 17,000 shares vested on the grant date, options for 628,000 shares vest after one year from the grant date, and all remaining options vest seven years from the grant date, subject to accelerated vesting if the market price for the common stock equals or exceeds specified amounts. At December 31, 2002, 1,834,732 of such options were vested.

         In 1999, we granted 10-year options to purchase shares as follows:

          o Options for 409,000 shares were issued to certain officers, management and directors at exercise prices ranging from $14.13 to $25.81 per share. Options for 45,359 shares vested on the grant date, options for 274,101 shares vest one year from the grant date, and all remaining options vest seven years from the grant date, subject to accelerated vesting if the market price for the common stock equals or exceeds specified amounts. At December 31, 2002, 345,232 of such options were vested.

         In 2000, we granted 10-year options to purchase shares as follows:

          o Options for 2,615,511 shares were issued to certain officers, management and directors at exercise prices ranging from $8.56 to $19.06 per share. Options for 2,070,100 shares vest two years from the grant date, options for 200,000 shares vest five years from the grant date, 175,901 shares vest one year from the grant date, options for 12,200 vested at the grant date, options for 35,040 shares vested ratably over the course of 2000 and all remaining options vest seven years from the grant date, subject to accelerated vesting if the market price for the common stock equals or exceeds specified amounts. At December 31, 2002, 2,136,645 of such options were vested.

         In 2001, we granted 10-year options to purchase shares as follows:

          o Options for 1,755,170 shares were issued to certain officers, management and directors at exercise prices ranging from $8.56 to $11.95 per share. Options for 1,644,300 shares vest two years from the grant date and options for 110,870 shares vested on the grant date. At December 31, 2002, 120,870 of these options were vested.

         In 2002, we granted 10-year options to purchase shares as follows:

          o Options for 114,101 shares were issued to certain officers, management and directors at exercise prices ranging from $5.13 to $10.77 per share. Options for 19,400 shares vest in two years from the grant date, options for 31,000 shares vest as of January 1, 2003, options for 10,321 shares vest as of February 26, 2003, options for 30,000 shares vest as of September 17, 2004, options for 5,000 shares vest as of November 12, 2004, options for 8,380 shares vested at one grant date and options for 10,000 shares vested as of December 31, 2002. At December 31, 2002, 18,380 of these options were vested.

         The following table summarizes the status of our stock-based compensation plans at the dates and for the period indicated:

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                   2000                        2001                       2002
                                         -------------------------   --------------------------  -----------------------
                                                          WEIGHTED-                    WEIGHTED-              WEIGHTED-
                                                          AVERAGE                      AVERAGE                AVERAGE
                                                          EXERCISE                     EXERCISE               EXERCISE
                                            SHARES         PRICE       SHARES           PRICE       SHARES     PRICE
                                                                        (Shares in thousands)

Time vesting options:
   Outstanding at beginning of
     year...............................      5,277    $     20.15       7,842    $     16.55       9,194  $     15.28
   Granted at market price..............      2,615           9.53       1,755           8.99         114         9.42
   Granted at price exceeding
     market.............................          -             -            -             -            -           -
   Granted at price below market........          -             -            -             -            -           -
   Exercised............................        (16)         13.81        (188)          7.60        (134)        7.60
   Forfeited/canceled...................        (34)         32.37        (215)         17.12        (221)       13.49
                                           --------                   --------                   --------
     Outstanding at end of year.........      7,842          16.55       9,194          15.28       8,953        15.36
                                           ========                   ========                   ========

   Options exercisable at year

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                   2000                        2001                       2002
                                         -------------------------   --------------------------  -----------------------
                                                          WEIGHTED-                    WEIGHTED-              WEIGHTED-
                                                          AVERAGE                      AVERAGE                AVERAGE
                                                          EXERCISE                     EXERCISE               EXERCISE
                                            SHARES         PRICE       SHARES           PRICE       SHARES     PRICE
                                                                        (Shares in thousands)


     end................................      4,710    $     18.65       5,309    $     18.11       6,797  $     16.19
   Weighted-average fair value of
     options granted during year:
     At market..........................                      5.97                       5.58                      6.01
     Exceeding market...................                        -                          -                        -
     Below market.......................                        -                          -                        -

Performance vesting options:
   Outstanding at beginning of
     year...............................        546    $      7.60         401    $      7.60         378  $      7.60
   Granted..............................          -             -            -             -            -            -
   Exercised............................        (22)          7.60         (23)          7.60           -            -
   Forfeited/canceled...................       (123)          7.60           -             -            -            -
                                           --------                   --------                   --------
     Outstanding at end of year.........        401           7.60         378           7.60         378         7.60
                                           ========                   ========                   ========
   Options exercisable at year
     end................................        401    $      7.60         378    $      7.60         378  $      7.60

         The fair value of each stock option is estimated on the grant date using the Black-Scholes option pricing model with the following weighted-average assumptions for grants in 2000, 2001 and 2002, respectively: dividend yield of 0.0% for all years; expected volatility of 50% in 2000, 52% in 2001 and 55% in 2002; risk-free interest rates of 5.5% in 2000, 4.8% in 2001 and 4.3% in 2002; and expected lives of 8 years for all years.

         The following table summarizes information about stock options outstanding at December 31, 2002:

                                                   OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                                                    -------------------                         -------------------
                                                        WEIGHTED-
                                                        AVERAGE             WEIGHTED-                       WEIGHTED-
                                                        REMAINING           AVERAGE                         AVERAGE
             RANGE OF                    NUMBER        CONTRACTUAL          EXERCISE          NUMBER        EXERCISE
         EXERCISE PRICES               OUTSTANDING        LIFE               PRICES        EXERCISABLE       PRICES
         ---------------               -----------        ----               ------        -----------       ------
                                                                   (Shares in thousands)
      Time vesting options:
          $5.13-10.77                   4,728            7 years         $     8.48            3,166       $    8.26
         $11.60 to $19.06               2,587            6 years              16.38            2,254           16.87
         $22.81 to $29.22                 142            6 years              25.74              141           25.74
         $30.59 to $40.44               1,496            4 years              34.37            1,236           34.15
                                        -----                                                  -----
                                        8,953                                 15.36            6,797           16.19
                                        =====                                                  =====


Performance vesting options:
              $7.60                       378            5 years         $     7.60              378       $    7.60

OTHER

         In 1998, we entered into a five-year employment agreement with our current chairman of the board.

         In 2000, we granted 100,000 restricted shares to our current chairman of the board, and we are amortizing the value of those shares as of the grant date ($2 million) over the vesting period which extends through 2004.

         In 2002, we granted 512,200 shares of restricted stock to employees. We also recorded a $5 million non-cash compensation charge associated with the accelerated vesting of those shares.

         Under our executive employee loan program, certain members of management borrowed less than $1 million in 2000 and none in 2001 or 2002. During 2002, all these loans were repaid as described below. Under our executive employee stock purchase programs, certain members of management purchased, at the fair market value on the date of purchase, 18,556 shares in 2000 and none in 2001 or 2002. In 2002, management participating in these programs repaid all outstanding loans with shares of common stock valued at fair market value on the date of repayment and cash. These programs have been discontinued.


(14)     CONTINGENCIES

         Antitrust Investigations

         In April 1998, pursuant to a plea agreement between the DOJ and GTI, GTI pled guilty to a one count charge of violating U.S. federal antitrust law in connection with the sale of graphite electrodes and was sentenced to pay a non-interest-bearing fine in the aggregate amount of $110 million. The plea agreement was approved by the U.S. District Court for the Eastern District of Pennsylvania (the "DISTRICT COURT") and, as a result, under the plea agreement, we will not be subject to prosecution by the DOJ with respect to any other violations of U.S. federal antitrust law occurring prior to April 1998. At our request, in January 2002, the payment schedule for the $60 million unpaid balance outstanding at that time was revised to require a $2.5 million payment in April 2002, a $5.0 million payment in April 2003 and, beginning in April 2004, quarterly payments ranging from $3.25 million to $5.375 million, through January 2007. Beginning in 2004, the DOJ may ask the District Court to accelerate the payment schedule based on a change in our ability to make such payments. Interest will begin to accrue on the unpaid balance, commencing in April 2004, at the statutory rate of interest then in effect. At December 31, 2002, the statutory rate of interest was 1.41% per annum. Accrued interest will be payable together with each quarterly payment. The revised payment schedule has been approved by the District Court. All payments due have been timely paid.

         In October 1999, we became aware that the Korean antitrust authority had commenced an investigation as to whether there had been any violation of Korean antitrust law by producers and distributors of graphite electrodes. In March 2002, we were advised that the Korean antitrust authority had assessed a fine against us in the amount of 676 million KRW ($569,000, based on currency exchange rates in effect at the time of payment) and assessed fines against five other graphite electrode producers in amounts ranging up to 4,396 million KRW (approximately $3.3 million, based on currency exchange rates in effect at the time of the decision imposing the fine). Our fine, which represented 0.5% of our graphite electrode sales in Korea during the relevant time period and was the lowest fine as a percentage of sales imposed by the Korean antitrust authority, reflected a substantial reduction as a result of our cooperation with that authority during its investigation. In May 2002, we appealed the decision. In July 2002, the Korean antitrust authority affirmed its decision on appeal. We paid the fine together with accrued interest, an aggregate of $584,000, in August 2002.

         In January 2000, the EU Competition Authority issued a statement of objections initiating proceedings against us and other producers of graphite electrodes. The statement alleges that we and other producers violated antitrust laws of the European Community and the European Economic Area in connection with the sale of graphite electrodes. In July 2001, the EU Competition Authority issued its decision regarding the allegations. Under the decision, the EU Competition Authority assessed a fine of (euro)50.4 million (about $53 million, based on exchange rates in effect at December 31, 2002) against us and assessed fines against seven other graphite electrode producers in amounts ranging up to
(euro)80.2 million. From the initiation of its investigation, we have cooperated with the EU Competition Authority. As a result of our cooperation, our fine reflects a substantial reduction from the amount that otherwise would have been assessed. It is the policy of the EU Competition Authority to negotiate appropriate terms of payment of antitrust fines, including extended payment terms. We have had discussions regarding payment terms with the EU Competition Authority. After an in-depth analysis of the decision, in October 2001, we filed an appeal to the Court of First Instance of the European Communities in Luxembourg challenging the amount of the fine. Appeals of this type may take two years or longer to be decided and the fine or collateral security therefor would typically be required to be paid or provided at about the time the appeal was filed. We have had discussions with the EU Competition Authority regarding the appropriate form of collateral security during the pendency of the appeal. If the EU Competition Authority seeks to require payment of the fine or provision of collateral security therefor, we may file an interim appeal to the Court to waive or modify such requirement. We cannot predict how or when the Court would rule on such an interim appeal.

         In May 2001, we became aware that the Brazilian antitrust authority had requested written information from various steelmakers in Brazil. In April 2002, our Brazilian subsidiary received a request for information from that authority. We have provided that information.

         In May 2002, the EU Competition Authority issued a statement of objections initiating proceedings against us and other producers of specialty graphite. The statement alleges that we and other producers violated European antitrust laws in connection with the sale of specialty graphite. In December 2002, the EU Competition Authority issued its decision regarding the allegations. Under the decision, the EU Competition Authority assessed no fine against us and assessed fines against seven other producers in amounts ranging up to (euro)28 million. We received a 100% reduction from the amount that otherwise would have been assessed against us due to our cooperation.

         Except as described above, the antitrust investigations against us in the U.S., Canada, the European Union, Japan and Korea have been resolved. We are continuing to cooperate with the DOJ, the EU Competition Authority and the Canadian Competition Bureau in their continuing investigations of others. In October 1997, we were served with subpoenas by the DOJ to produce documents relating to, among other things, our carbon electrode and bulk graphite businesses. It is possible that antitrust investigations seeking, among other things, to impose fines and penalties could be initiated against us by antitrust authorities in Brazil or other jurisdictions.

         To the extent that antitrust investigations involving us have been resolved with guilty pleas or by adverse decisions, such guilty pleas and decisions make it more difficult for us to defend against other investigations as well as civil lawsuits and claims. We have been vigorously protecting, and intend to continue to vigorously protect, our interests in connection with the investigations described above. We may, however, at any time settle any possible unresolved charges.

         Antitrust Lawsuits

         Through December 31, 2002, except as described in the following paragraphs, we have settled or obtained dismissal of all of the civil antitrust lawsuits (including class action lawsuits) previously pending against us, certain civil antitrust lawsuits threatened against us and certain possible civil antitrust claims against us by certain customers who negotiated directly with us. The settlements cover, among other things, virtually all claims against us by customers in the U.S. and Canada arising out of alleged antitrust violations occurring prior to the date of the relevant settlements in connection with the sale of graphite electrodes. One of the settlements also covers the actual and respective potential claims against us by certain foreign customers arising out of alleged antitrust violations occurring prior to the date of that settlement in connection with the sale of graphite electrodes sourced from the U.S. Although each settlement is unique, in the aggregate they consist primarily of current and deferred cash payments with some product credits and discounts. All payments due have been timely paid.

         In 1999 and 2000, we and other producers of graphite electrodes were served with three complaints commencing three separate civil antitrust lawsuits in the District Court. In March 2002, we were served with another complaint commencing a separate civil antitrust lawsuit in the District Court. These lawsuits are collectively called the "FOREIGN CUSTOMER LAWSUITS". The first complaint, entitled Ferromin International Trade Corporation, et al. v. UCAR International Inc., et al. was filed by 27 steelmakers and related parties, all but one of whom are located outside the U.S. The second complaint, entitled BHP New Zealand Ltd. et al. v. UCAR International Inc., et al. was filed by 4 steelmakers, all of whom are located outside the U.S. The third complaint, entitled Saudi Iron and Steel Company v. UCAR International Inc., et al., was filed by a steelmaker who is located outside the U.S. The fourth complaint, entitled Arbed, S.A., et al. v. Mitsubishi Corporation, et al., was filed by 5 steelmakers, all of whom are located outside the U.S. In each complaint, the plaintiffs allege that the defendants violated U.S. federal antitrust law in connection with the sale of graphite electrodes sold or sourced from the U.S. and those sold and sourced outside the U.S. The plaintiffs seek, among other things, an award of treble damages resulting from such alleged antitrust violations. We believe that we have strong defenses against claims alleging that purchases of graphite electrodes outside the U.S. are actionable under U.S. federal antitrust law. We filed motions to dismiss the first and second complaints. In June 2001, our motions to dismiss the first and second complaints were granted with respect to substantially all of the plaintiffs' claims. Appeals have been filed by the plaintiffs and the defendants with the U.S. Court of Appeals for the Third Circuit with regard to these dismissals. The U.S. Court of Appeals for the Third Circuit heard oral argument on these appeals on March 11, 2003, and we are awaiting its decision. The third complaint was dismissed without prejudice to refile pending the resolution of such appeals. We filed a motion to stay the lawsuit commenced by the fourth complaint pending resolution of appeals in the other foreign customer lawsuits and such motion was granted in July 2002.

         In 1999 and 2000, we were served with three complaints commencing three civil antitrust lawsuits (the "CARBON ELECTRODE LAWSUITS"). The first complaint, filed in the District Court, is entitled Globe Metallurgical, Inc. v. UCAR International Inc., et al. The second complaint, initially filed in the U.S. Bankruptcy Court for the Northern District of Ohio and subsequently transferred to the U.S. District Court for the Northern District of Ohio, Eastern Division, is now entitled Cohen & Co., Distribution Trustee v. UCAR International Inc., et al. (In re Simetco, Inc.). The third complaint, filed in the U.S. District Court for the Southern District of West Virginia, is entitled Elkem Metals Company Inc and Elkem Metals Company Alloy LLP v. UCAR Carbon Company Inc., et al. SGL Carbon AG is also named as a defendant in the first complaint and SGL Carbon Corporation is also named as a defendant in the first and third complaints. In the complaints, the plaintiffs allege that the defendants violated U.S. federal antitrust law in connection with the sale of carbon electrodes and seek, among other things, an award of treble damages resulting from such alleged violations. In October 2001, we settled the lawsuit commenced by the third complaint. In September 2002, we settled the lawsuit commenced by the first complaint. In January 2003, we settled the lawsuit commenced by the second complaint. The guilty pleas and decisions described above do not relate to carbon electrodes.

         In the 2002 first quarter, we and other producers of cathodes were served with a complaint commencing a civil antitrust lawsuit in the U.S. District Court for the District of Oregon entitled Northwest Aluminum Company, et al. vs. VAW Aluminum A.G., et al (the "CARBON CATHODE LAWSUIT"). The complaint was filed by two producers of aluminum. Other producers of cathodes are also named as defendants in the complaint. In the complaint, the plaintiffs allege that the defendants violated U.S. federal antitrust law in connection with the sale of cathodes and seek, among other things, an award of treble damages resulting from such alleged violations. In November 2002, we settled this lawsuit. The guilty pleas and decisions described above do not relate to cathodes.

         In December 2002 and January 2003, we and other producers of bulk graphite were served with two complaints commencing two civil class action antitrust lawsuits. The first complaint, filed in the U.S. District Court for the District of New Jersey, is entitled Industrial Graphite Products, Inc. v. Carbone Lorraine North America Corporation, et al. The second complaint, filed in the same court, is entitled Ceradyne, Inc. v. Carbone Lorraine North America Corporation, et al. In February 2003, we learned that a class action complaint commencing a civil class action antitrust lawsuit had been filed against us and other producers of bulk graphite in the District Court entitled General Refractories Company v. GrafTech International Ltd., et al. In March 2003, this lawsuit was dismissed by the District Court without prejudice. In March 2003, we learned that two complaints commencing civil class action antitrust lawsuits had been filed against us and other producers of bulk graphite in the U.S. District Court for the District of New Jersey entitled General Refractories Company v. GrafTech International Ltd., et al. and Midwest Graphite Co., Inc. v. SGL Carbon, LLC, et al., respectively. The lawsuits commenced by the first, second, fourth and fifth complaints, along with a lawsuit commenced by a sixth complaint filed only against SGL Carbon, LLC, SGL Carbon A.G. and SGI Carbon GmbH, were subsequently consolidated or are subject to consolidation into a single lawsuit in the United States District Court for the District of New Jersey entitled In re: Bulk [Extruded] Graphite Products Antitrust Litigation (the "BULK GRAPHITE LAWSUITS"). In the bulk graphite lawsuits, the plaintiffs allege that the defendants violated U.S. federal antitrust law in connection with the sale of bulk graphite and seek, among other things, an award of treble damages resulting from such alleged violations. In March 2003, we reached an agreement to settle the bulk graphite lawsuits.

         The foreign customer lawsuits are still in their early stages. We have been vigorously defending, and intend to continue to vigorously defend, against these remaining lawsuits as well as all threatened lawsuits and possible unasserted claims. We may at any time, however, settle these lawsuits as well as any threatened lawsuits and possible claims. It is possible that additional civil antitrust lawsuits seeking, among other things, to recover damages could be commenced against us in the U.S. and in other jurisdictions.

         Antitrust Earnings Charges

         We have recorded pre-tax charges of $350 million against results of operations as a reserve for potential liabilities and expenses in connection with antitrust investigations and related lawsuits and claims. The reserve of $350 million is calculated on a basis net of, among other things, imputed interest on installment payments of the DOJ fine. Actual aggregate liabilities and expenses (including settled investigations, lawsuits and claims as well as continuing investigations, pending appeals and unsettled pending, threatened and possible lawsuits and claims mentioned above) could be materially higher than $350 million and the timing of payment thereof could be sooner than anticipated. The fines and net settlements and expenses are within the amounts we used to evaluate the aggregate charge of $350 million. To the extent that aggregate liabilities and expenses, net, are known or reasonably estimable, at December 31, 2002, $350 million represents our estimate of these liabilities and expenses. Our insurance has not and will not materially cover liabilities that have or may become due in connection with antitrust investigations or related lawsuits or claims.

         Through December 31, 2002, we have paid an aggregate of $252 million of fines and net settlement and expense payments and $14 million of imputed interest. At December 31, 2002, $98 million remained in the reserve. The balance of the reserve is available for the fine payable to the DOJ (excluding imputed interest thereon), the fine assessed by the EU Competition Authority and other matters. The aggregate amount of remaining committed payments payable to the DOJ for imputed interest at December 31, 2002 was about $6 million.

         Other Proceedings Against Us

         We are involved in various other investigations, lawsuits, claims and other legal proceedings incidental to the conduct of our business. While it is not possible to determine the ultimate disposition of each of them, we do not believe that their ultimate disposition will have a material adverse effect on us.

         Lawsuit Initiated by Us Against Our Former Parents

         In February 2000, at the direction of a special committee of independent directors of GTI's Board of Directors, we commenced a lawsuit in the U.S. District Court for the Southern District of New York against our former parents, Mitsubishi and Union Carbide. The other defendants named in the lawsuit include two of the respective representatives of Mitsubishi and Union Carbide who served on GTI's Board of Directors at the time of our 1995 leveraged equity recapitalization, Hiroshi Kawamura and Robert D. Kennedy. Mr. Kennedy, who was a director of GTI at the time the lawsuit was commenced, resigned as such on March 14, 2000.

         In the lawsuit, we allege, among other things, that, in January 1995, Mitsubishi and Union Carbide had knowledge of facts indicating that GTI had engaged in illegal graphite electrode price fixing activities and that any determination of GTI's statutory capital surplus would be overstated as a result of those activities. We also allege that certain of their representatives knew or should have known about those activities. In January 2000, Mitsubishi was indicted by the DOJ on a one count charge of aiding and abetting violations of U.S. federal antitrust law in connection with the sale of graphite electrodes. Mitsubishi entered a plea of not guilty. In February 2001, a jury found Mitsubishi guilty of the charge. Mitsubishi entered into a sentencing agreement with the DOJ, which was approved by the District Court, pursuant to which Mitsubishi agreed to pay a fine of $134 million and not appeal its conviction. Mitsubishi has also been named as a defendant in several civil antitrust lawsuits commenced by electric arc furnace steel producers with respect to its alleged participation in those activities. In addition, we allege that, in January 1995, GTI did not have the statutory capital surplus required to lawfully authorize the payments that GTI made to its former parents. We also allege that Mitsubishi and Union Carbide were unjustly enriched by receipts from their investments in GTI and that they knowingly induced or actively and substantially assisted former senior management of GTI to engage in illegal graphite electrode price fixing activities in breach of their fiduciary duties to GTI.

         Based on the allegations summarized above, we are seeking to recover from Mitsubishi and Union Carbide more than $1.5 billion in damages, including interest. Some of our claims provide for joint and several liability; however, damages from our various claims would not generally be additive to each other.

         The defendants have filed motions to dismiss this lawsuit and a motion to disqualify certain of our counsel from representing us in this lawsuit. Oral hearings were held on those motions in the 2001 first and second quarters. The court approved a motion to disqualify certain of our counsel in November 2002, and denied our motion to reconsider that decision. We do not believe that either that decision or the adverse ruling on such motion for reconsideration will adversely affect this lawsuit. The court has not ruled on the motions to dismiss.

         We expect to incur $10 million to $20 million for legal expenses to pursue this lawsuit from the date of filing the complaint through trial. Through December 31, 2002, we had incurred about $5 million of these legal expenses. This lawsuit is in its earliest stages. The ultimate outcome of this lawsuit is subject to many uncertainties. We may at any time settle this lawsuit.


 (15)    EARNINGS PER SHARE

         Basic and diluted earnings per share are calculated based upon the provisions of SFAS No. 128, adopted in 1997, using the following share data:

                                                                      2000               2001              2002
                                                                      ----               ----              ----

Weighted-average common shares outstanding for basic
     calculation..........................................           45,224,204         49,719,938        55,941,878
Add:  Effect of stock options.............................              589,208                  -                 -
                                                                  -------------        -----------       -----------
Weighted-average common shares outstanding, adjusted
     for diluted calculation..............................           45,813,412         49,719,938        55,941,878
                                                                  =============         ==========        ==========

         As a result of the net loss from operations reported in 2002, all 779,051 potential common shares underlying dilutive securities have been excluded from the calculation of diluted earnings (loss) per share because their effect would reduce the loss per share. The calculation of weighted average common shares outstanding for the diluted calculation excludes options for 3,669,498 shares in 2000, 5,243,593 shares in 2001 and 5,524,535 shares in 2002 because they
were not dilutive due to the fact that the exercise prices were greater than the weighted average market price of the common stock.


(16)     STOCKHOLDER RIGHTS PLAN

         Effective August 7, 1998, GTI adopted a Stockholder Rights Plan (the "RIGHTS PLAN"). Under the Rights Plan, one preferred stock purchase right (a "RIGHT") was distributed on September 21, 1998 to stockholders of record on August 20, 1998 as a dividend on each share of common stock outstanding on the record date. Each share of common stock issued after the record date is accompanied by a Right.

         When a Right becomes exercisable, it entitles the holder to buy one one-thousandth of a share of a new series of preferred stock for $110. The Rights are subject to adjustment upon the occurrence of certain dilutive events. The Rights will become exercisable only when a person or group becomes the beneficial owner of 15% or more of the outstanding shares of common stock or 10 days after a person or group announces a tender offer to acquire beneficial ownership of 15% or more of the outstanding shares of common stock. No certificates representing the Rights will be issued, and the Rights are not transferable separately from the common stock, unless the Rights become exercisable.

         Under certain circumstances, holders of Rights, except a person or group described above and certain related parties, will be entitled to purchase shares of common stock (or, in certain circumstances, other securities or assets) at 50% of the price at which the common stock traded prior to the acquisition or announcement (or 50% of the value of such other securities or assets). In addition, if GTI is acquired after the Rights become exercisable, the Rights will entitle those holders to buy the acquiring company's common shares at a similar discount.

         GTI is entitled to redeem the Rights for one cent per Right prior to the time when the Rights become exercisable. If not redeemed, the Rights will expire on August 7, 2008.

         The preferred stock issuable upon exercise of Rights consists of Series A Junior Participating Preferred Stock, par value $.01 per share, of GTI. In general, each share of that preferred stock will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $10.00 per share or 1,000 times the quarterly dividend declared on the common stock, will be entitled to a liquidation preference of $110,000 and will have 1,000 votes, voting together with the common stock.


(17) FINANCIAL INFORMATION ABOUT THE PARENT, THE ISSUER, THE GUARANTORS AND THE SUBSIDIARIES WHOSE SECURITIES SECURE THE SENIOR NOTES AND RELATED GUARANTEES

         On February 15, 2002, GrafTech Finance (the "ISSUER") issued $400 million aggregate principal amount of Senior Notes and, on May 6, 2002, $150 million aggregate principal amount of additional Senior Notes. The Senior Notes have been guaranteed on a senior basis by GTI (the "PARENT") and GrafTech Global, UCAR Carbon and other subsidiaries holding a substantial majority of our U.S. assets, which subsidiaries are UCAR International Holdings Inc., UCAR International Trading Inc., UCAR Carbon Technology LLC, UCAR Composites Inc. and UCAR Holdings III Inc. The guarantors (other than the Parent) are collectively called the "U.S. GUARANTORS." The guarantees of the U.S. Guarantors are unsecured, except that the guarantee of UCAR Carbon has been secured by a pledge of all of our shares of AET, but in no event will the value of the pledged portion of such shares exceed 19.99% of the principal amount of the then outstanding Senior Notes. All of the guarantees are full, unconditional and joint and several, and the Issuer, and each of the U.S. Guarantors are 100% owned by the Parent. GTI and our other subsidiaries, which are not guarantors, are called the "NON-GUARANTORS." The following table sets forth condensed consolidating balance sheets at December 31, 2001 and December 31, 2002 and condensed consolidating statements of operations and cash flows for the years ended December 31, 2001 and 2002 of the Parent, the Issuer, the U.S. Guarantors and the Non-Guarantors. Provisions in the Senior Facilities restrict the payment of dividends by our subsidiaries to the Parent. At December 31, 2002, retained earnings of our subsidiaries subject to such restrictions were approximately $459 million. Investments in subsidiary companies are recorded on the equity basis. See Note 19 for discussion regarding discontinued operations.

                      CONDENSED CONSOLIDATING BALANCE SHEET
                              AT DECEMBER 31, 2002

                                                                                    At December 31, 2002
                                                                                    --------------------
                                                                                   U.S.         Non-
                                                        Parent       Issuer     Guarantors   Guarantors  Eliminations   Consolidated
                                                        ------       ------     ----------   ----------  ------------   ------------
                                                                                  (Dollars in millions)
                        ASSETS

   CURRENT ASSETS:
      Cash and cash equivalents.....................   $        -   $         -   $         4  $        7  $        -    $       11
      Notes and accounts receivable, net............            -           752           466         255      (1,369)          104
      Inventories:
          Raw materials and supplies................            -             -             2          38          (1)           39
          Work in process...........................            -             -            30          71           1           102
          Finished goods............................            -             -            10          23          (3)           30
                                                        ---------    ----------    ----------   ---------   ---------     ---------
                                                                -             -            42         132          (3)          171
      Prepaid expenses and deferred income taxes....            -             -             8          13           -            21
      Current assets of discontinued operations.....            -             -            14           -           -            14
                                                        ---------    ----------    ----------   ---------   ---------     ---------
          Total current assets......................            -           752           534         407      (1,372)          321
      Net fixed assets..............................            -             -            36         268          (4)          300
   Deferred income taxes and other assets...........           47            34           (33)        120          70           238
                                                        ---------    ----------    ----------   ---------   ---------     ---------
      Total assets..................................   $       47   $       786   $       537 $       795  $   (1,306)  $       859
                                                        =========    ==========    ==========   =========   =========     =========

   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

   CURRENT LIABILITIES:
      Accounts payable..............................   $       21   $        26   $        30  $       89  $      (61)  $       105
      Short-term debt...............................          416             -           231         668      (1,297)           18
      Accrued income and other taxes................          (24)           (3)           36          18          (4)           23
      Other accrued liabilities.....................            -             -            36          39         (18)           57
      Current liabilities of discontinued
        operations..................................            -             -             3           -           -             3
                                                        ---------    ----------    ----------   ---------   ---------     ---------
          Total current liabilities.................          413            23           336         814      (1,380)          206
                                                        ---------    ----------    ----------   ---------   ---------     ---------
   Long-term debt...................................            -           711             -           2           -           713
   Other long-term obligations......................            -             9           203          45           1           258
   Deferred income taxes............................            -            (5)           (1)         36           3            33
   Minority stockholders' equity in consolidated
     entities.......................................            -             -             -          30           -            30
   Stockholders' equity (deficit)...................         (366)           48            (1)       (132)         70          (381)
                                                        ---------    ----------    ----------   ---------   ---------     ---------
      Total liabilities and stockholders' equity       $       47   $       786   $       537 $       795  $   (1,306)  $       859
        (deficit)...................................    =========    ==========    ==========   =========   =========     =========

                      CONDENSED CONSOLIDATING BALANCE SHEET
                              AT DECEMBER 31, 2001



                                                                                    At December 31, 2001
                                                                                    --------------------
                                                                                     U.S.         Non-
                                                        Parent      Issuer      Guarantors   Guarantors  Eliminations   Consolidated
                                                        ------      ------      ----------   ----------  ------------   ------------
                                                                                  (Dollars in millions)
                        ASSETS

   CURRENT ASSETS:
      Cash and cash equivalents.....................   $       -   $      16   $         8  $       14   $        -    $       38
      Notes and accounts receivable, net............           -         885           438         365       (1,597)           91
      Inventories:
          Raw materials and supplies................           -           -             2          32           (2)           32
          Work in process...........................           -           -            44          66            -           110
          Finished goods............................           -           -             8          26           (1)           33
                                                        --------    --------    ----------   ---------    ---------     ---------
                                                               -           -            54         124           (3)          175
      Prepaid expenses and deferred income taxes....           -           -             7           5            -            12
      Current assets of discontinued operations.....           -           -             6           -            -             6
                                                        --------    --------    ----------   ---------    ---------     ---------
          Total current assets......................           -         901           513         508       (1,600)          322
                                                        --------    --------    ----------   ---------    ---------     ---------
      Net fixed assets..............................           -           -            43         233           (4)          272
   Deferred income taxes and other assets...........          58          29           216          74         (183)          194
    Assets from discontinued operations.............           -           -             9           -            -             9
                                                        --------    --------    ----------   ---------    ---------     ---------
      Total assets..................................   $      58   $     930   $       781  $      815   $   (1,787)  $       797
                                                        ========    ========    ==========   =========    =========     =========

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

   CURRENT LIABILITIES:
      Accounts payable..............................   $       8   $      13   $        48  $       92   $      (62)  $        99
      Short-term debt...............................         397         274           407         450       (1,521)            7
      Accrued income and other taxes................         (15)          -            41          18            -            44
      Other accrued liabilities.....................           -           -            38          33          (15)           56
      Current liabilities of discontinued
        operations..................................           -           -             4           -            -             4
                                                        --------    --------    ----------   ---------    ---------     ---------
          Total current liabilities.................         390         287           538         593       (1,598)          210
   Long-term debt...................................           -         626             -          21          (16)          631
   Other long-term obligations......................           -           -           197          34            -           231
   Deferred income taxes............................           -           -             4          32           (5)           31
   Liabilities from discontinued operations.........           -           -             1           -            -             1
   Minority stockholders' equity in consolidated
     entities.......................................           -           -             -          23            2            25
   Stockholders' equity (deficit)...................        (332)         17            41         112         (170)         (332)
                                                        --------    --------    ----------   ---------    ---------     ---------
      Total liabilities and stockholders' equity       $      58   $     930   $       781 $       815   $   (1,787)  $       797
        (deficit)...................................    ========    ========    ==========   =========    =========     =========


                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002

                                                                               For the Year Ended December 31, 2002
                                                                               ------------------------------------
                                                                                    U.S.         Non-
                                                        Parent      Issuer      Guarantors   Guarantors   Eliminations  Consolidated
                                                        ------      ------      ----------   ----------   ------------  ------------
                                                                                    (Dollars in millions)

Net sales............................................. $       -  $         -    $       211  $      529   $     (144)  $       596
Cost of sales.........................................         -            -            175         408         (122)          461
                                                        --------   ----------     ----------   ---------    ---------     ---------
   Gross profit.......................................         -            -             36         121          (22)          135
Research and development, selling, administrative and
   other expenses, restructuring charges, impairment
   losses on long-lived and other assets, restricted
   stock vesting, antitrust investigations and related
   lawsuits and claims, corporate realignment and
   related expenses, and other (income) expense, net..         7           16            (53)         23          115           108
Interest income.......................................         -          (59)             -          (4)          63             -
Interest expense......................................        21           62              5          35          (63)           60
                                                        --------   ----------     ----------   ---------    ---------     ---------
   Income (loss) before provision for (benefits
     from) income taxes...............................       (28)         (19)            84          67         (137)          (33)
Provision for (benefit from) income taxes.............       (10)          (6)           (19)         19            -           (16)
                                                        --------   ----------     ----------   ---------    ---------     ---------
   Income (loss) of consolidated entities.............       (18)         (13)           103          48         (137)          (17)
Minority stockholders' share of income................         -            -              -           2            -             2
Income from discontinued operations...................         -            -              1           -            -             1
Equity in earnings of subsidiaries....................         -            -             91           -          (91)            -
                                                        --------   ----------     ----------   ---------    ---------     ---------
      Net income (loss)............................... $     (18) $       (13)   $        13  $       46   $      (46)  $       (18)
                                                        ========   ==========     ==========   =========    =========     =========

                                                                                For the Year Ended December 31, 2001
                                                                                ------------------------------------
                                                                                  U.S.        Non-
                                                        Parent      Issuer     Guarantors  Guarantors   Eliminations   Consolidated
                                                        ------      ------     ----------  ----------   ------------   ------------
                                                                                 (Dollars in millions)

Net sales............................................. $       -  $         -   $       226  $      547   $     (139)  $       634
Cost of sales.........................................         -            -           201         372         (118)          455
                                                        --------   ----------    ----------   ---------    ---------     ---------
   Gross profit.......................................         -            -            25         175          (21)          179
Research and development, selling, administrative and
   other expenses, restructuring charges, impairment
   losses on long-lived and other assets, restricted
   stock vesting, antitrust investigations and related
   lawsuits and claims, corporate realignment and
   related expenses, andother (income) expense, net...         4           (2)          110          93          (13)          192
Interest income.....................................           -          (73)          (4)         (21)          98             -
Interest expense....................................          34           74            25          24          (97)           60
                                                        --------   ----------    ----------   ---------    ---------     ---------
   Income (loss) before provision for (benefits
     from) income taxes.............................         (38)           1          (106)         79           (9)          (73)
Provision for (benefit from) income taxes...........         (15)           -             8          21            -            14
                                                        --------   ----------    ----------   ---------    ---------     ---------
   Income (loss) of consolidated entities...........         (23)           1          (114)         58          (9)           (87)
Minority stockholders' share of income..............           -            -             -           2            -             2
Income from discontinued operations.................           -            -             2           -            -             2
Equity in earnings of subsidiaries..................          64            -           (47)          -         (17)             -
                                                        --------   ----------    ----------   ---------    ---------     ---------
      Net income (loss).............................   $     (87) $         1  $        (65)$        56   $        8   $       (87)
                                                        ========   ==========    ==========   =========    =========     =========

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
                                   (CONTINUED)


                                                                                    At December 31, 2000
                                                                                    --------------------
                                                                                   U.S.         Non-
                                                        Parent       Issuer     Guarantors   Guarantors  Eliminations   Consolidated
                                                        ------       ------     ----------   ----------  ------------   ------------
                                                                                  (Dollars in millions)

Net sales...........................................   $       -  $         -    $       293  $      626   $     (156)  $       763
Cost of sales.......................................           -            -            264         422         (137)          549
                                                        --------   ----------     ----------   ---------    ---------     ---------
   Gross profit.....................................           -            -             29         204          (19)          214
Research and development, selling, administrative and
   other expenses, restructuring charges, impairment
   losses on long-lived and other assets, restricted
   stock vesting, antitrust investigations and related
   lawsuits and claims, corporate realignment and
   related expenses, and other (income) expense, net.          1            1             12          73           37           124
   Interest income..................................          (8)         (60)           (32)        (21)         121             -
Interest expense....................................          38           61             74          23         (121)           75
   Income (loss) before provision for (benefits         --------   ----------     ----------   ---------    ---------     ---------
     from) income taxes.............................         (31)          (2)           (25)        129          (56)           15
Provision for (benefit from) income taxes...........           -            -            (26)         28            -             2
                                                        --------   ----------     ----------   ---------    ---------     ---------
   Income (loss) of consolidated entities...........         (31)          (2)             1         101          (56)           13
Minority stockholders' share of income..............           -            -              -           3            -             3
Income from discontinued operations.................           -            -              -           -            -             -
Equity in earnings of subsidiaries..................         (41)           -            (42)          -           83             -
                                                        --------   ----------     ----------   ---------    ---------     ---------
      Net income (loss).............................   $      10  $        (2)  $         43  $       98   $     (139)  $        10
                                                        ========   ==========     ==========   =========    =========     =========

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002



                                                                                    At December 31, 2002
                                                                                    --------------------
                                                                                   U.S.         Non-
                                                        Parent       Issuer     Guarantors   Guarantors  Eliminations   Consolidated
                                                        ------       ------     ----------   ----------  ------------   ------------
                                                                                  (Dollars in millions)
Net cash provided by (used in) operating activities
   from continuing operations.......................   $     (20)  $        76   $        81  $     (188) $        (9)  $       (60)
Net cash provided by operating activities from
   discontinued operations..........................           -             -             -           -            -             -
                                                        --------    ----------    ----------   ---------    ---------     ---------
Net cash provided by (used in) operating activities.         (20)           76            81        (188)          (9)          (60)
Net cash provided by (used in) investing activities.           -           127            91          77         (345)          (50)
Net cash provided by (used in) financing activities.          20          (219)         (176)        100          354            79
                                                        --------    ----------    ----------   ---------    ---------     ---------
Net increase (decrease) in cash and cash equivalents           -           (16)           (4)        (11)           -           (31)
Effect of exchange rate changes on cash and cash
   equivalents......................................           -             -             -           4            -             4
Cash and cash equivalents at beginning of period....           -            16             8          14            -            38
                                                        --------    ----------    ----------   ---------    ---------     ---------
Cash and cash equivalents at end of period..........   $       -   $         -   $         4 $         7   $        -   $        11
                                                        ========    ==========    ==========   =========    =========     =========

                                                                                  At December 31, 2001
                                                                                  --------------------
                                                                                 U.S.         Non-
                                                        Parent     Issuer     Guarantors   Guarantors  Eliminations   Consolidated
                                                        ------     ------     ----------   ----------  ------------   ------------
                                                                                (Dollars in millions)
Net cash provided by (used in) operating activities
   from continuing operations.......................   $     (38)   $       15   $       183  $      (63)  $       83   $        14
Net cash provided by operating activities from
   discontinued operations..........................           -             -             3           -            -             3
                                                        --------    ----------    ----------   ---------    ---------     ---------
Net cash provided by (used in) operating activities.         (38)           15           186         (63)         (83)           17
Net cash provided by (used in) investing activities.           -            18          (427)        (71)         441           (39)
Net cash provided by (used in) financing activities.          38           (48)          242         141         (358)           15
                                                        --------    ----------    ----------   ---------    ---------     ---------
Net increase in cash and cash equivalents...........           -           (15)            1           7            -            (7)
Effect of exchange rate changes on cash and cash
   equivalents......................................           -             -             -          (2)           -            (2)
Cash and cash equivalents at beginning of period....           -            31             7           9            -            47
                                                        --------    ----------    ----------   ---------    ---------     ---------
Cash and cash equivalents at end of period..........   $       -   $        16   $         8  $       14   $        -    $       38
                                                        ========    ==========    ==========   =========    =========     =========


                                                                                  At December 31, 2000
                                                                                  --------------------
                                                                                 U.S.         Non-
                                                        Parent     Issuer     Guarantors   Guarantors  Eliminations   Consolidated
                                                        ------     ------     ----------   ----------  ------------   ------------
                                                                                (Dollars in millions)
Net cash provided by (used in) operating activities
   from continuing operations.......................   $    (169)  $       (26)  $        351  $       96  $      (160) $        92
Net cash provided by operating activities from
   discontinued operations..........................           -             -              2           -            -            2
                                                        --------    ----------     ----------   ---------    ---------    ---------
Net cash provided by (used in) operating activities.        (169)          (26)           353          96         (160)          94
Net cash provided by (used in) investing activities.          97          (873)           283         (58)         501          (50)
Net cash provided by (used in) financing activities.          72           930           (630)        (44)        (341)         (13)
Net increase in cash and cash equivalents...........           -            31              6          (6)           -           31
Effect of exchange rate changes on cash and cash
   equivalents......................................           -             -              -          (1)           -           (1)
Cash and cash equivalents at beginning of period....           -             -              1          16            -           17
                                                        --------    ----------     ----------   ---------    ---------    ---------
Cash and cash equivalents at end of period..........   $       -   $        31    $         7 $         9   $        -   $       47
                                                        ========    ==========     ==========   =========    =========    =========

         Unsecured intercompany term notes in an aggregate principal amount, at December 31, 2002, equal to $492 million (based on currency exchange rates in effect at December 31, 2002), and guarantees of those unsecured intercompany term notes, issued to GrafTech Finance by certain of our foreign subsidiaries have been pledged by GrafTech Finance to secure the Senior Notes, subject to the limitation that at no time will the combined value of the pledged portion of any foreign subsidiary's unsecured intercompany term note and unsecured guarantee of unsecured intercompany term notes issued by other foreign subsidiaries exceed 19.99% of the principal amount of the then outstanding Senior Notes.

         As described above, the guarantee of the Senior Notes by UCAR Carbon has been secured by a pledge of all of our shares of AET, but at no time will the value of the pledged portion of such shares exceed 19.99% of the principal amount of the then outstanding Senior Notes.

         Rule 3-16 of Regulation S-X adopted by the SEC provides that, for each of the registrant's affiliates whose securities constitute a "substantial" portion of the collateral for registered securities, financial statements (that would be required to be filed if the affiliate were a registrant) must be filed with an annual report on Form 10-K. Under Rule 3-16(b), securities of a person will be deemed to constitute a "substantial" portion of the collateral if the aggregate principal amount, par value, or book value of securities as carried by the registrant, or the market value of such securities, whichever is the greatest, equals 20% or more of the principal amount of the registered securities. In this case, the pledges of common stock of AET and the intercompany notes and related guarantees have been limited such that they will never be more than 19.99% of the principal amount of the outstanding Senior Notes. Therefore, no such financial statements are required to be included in this Report.


(18)     SUBSEQUENT EVENTS

         In the 2003 first quarter, we contributed 500,000 shares of common stock into the trust for our qualified U.S. retirement plan. These shares may be sold by the trust in the future to provide funding to meet obligations under the plan. Such transaction was exempt from the registration under Section 4(2) of the Securities Act of 1933 because such transaction did not involve the public offering of securities.

         In the 2003 first quarter, we entered into an additional $200 million notional amount interest rate swap through the remaining term of our Senior Notes effectively converting that amount of fixed rate debt to variable rate debt. In the 2003 first quarter, we also entered into five-year interest rate caps for a notional amount of $300 million, which extend through August 2007. Subsequently in the 2003 first quarter, we sold the entire $450 million notional amount of our interest rate swaps for $11 million in cash. The adjustment of the carrying amount of the Senior Notes will be amortized over the term of the Senior Notes and recorded as a credit against interest expense. Following the sale of the swaps, in March 2003, we entered into $350 million notional amount of interest rate swaps through the remaining term of our Senior Notes.

(19)     CURRENT AND PRIOR YEAR RECLASSIFICATIONS

         We reclassified certain financial information at December 31, 2001 and 2002 and for each of the three years ended December 31, 2000, 2001 and 2002 to give effect to changes in accounting for reportable segments, discontinued operations and the adoption of SFAS No. 145.

         These changes have been previously disclosed either in our Annual Report on Form 10-K for the year ended December 31, 2002 or Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 or June 30, 2003. The reclassifications do not change previously reported consolidated net income, basic or diluted earnings per share, consolidated total assets or liabilities, or consolidated cash flows from operating activities, investing activities or financial activities.

        Change in Reportable Segments

        In 2002, our businesses were organized around two operating divisions, the Graphite Power Systems Division, which included the electrode and cathode businesses, and the Advanced Energy Technology Division, which included the natural graphite and advanced synthetic graphite and carbon materials businesses. In accordance with SFAS No. 131, "Segment Reporting," we segregated our businesses into two reportable segments which corresponded with our two divisions.

         In 2003, we further refined the organization of our businesses into the following three lines of business:

          o a synthetic graphite line of business called Graphite Power Systems, which primarily serves the steel, aluminum, semiconductor and transportation industries and includes graphite electrodes, cathodes and other advanced synthetic graphite materials;

          o a natural graphite line of business called Advanced Energy Technology, which primarily serves the transportation, power generation, electronics and chemical industries and includes fuel cell, electronic thermal management and sealant products and services; and

          o a carbon materials line of business called Advanced Carbon Materials, which primarily serves the silicon metal and ferro-alloy industries and includes carbon electrodes and refractories.

         In accordance with SFAS No. 131, we segregated our businesses into the following segments: Synthetic Graphite, which consists of the synthetic graphite line of business; and Other, which consists of the natural graphite and advanced carbon materials lines of business. We began reporting financial information using these new segments in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. See note 4.

         As required by SFAS No. 131, consolidated financial statements published by us in the future will reflect modifications to our reportable segments resulting from this organizational change, including reclassification of all comparable prior period segment information.

         Treatment of Discontinued Operations

        As part of our ongoing asset sale program, we sold our non-strategic composite tooling business based in Irvine, California in June 2003 for approximately $17 million. This business was previously included in "Other" for segment presentation in accordance with SFAS No. 131. As a result,

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

under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the composite tooling business is reflected as a discontinued operation in the Consolidated Financial Statements. We have reflected prior year results of the composite tooling business as a discontinued operation on the Consolidated Statements of Operations and reclassified the assets and liabilities of the business separately on the Consolidated Balance Sheets.

         The following table sets forth the results of the discontinued operation:

                                              Year Ended December 31,
                                            2000        2001         2002
                                           -----        ----         ----
                                               (Dollars in millions)

Net sales.........................         $  12        $ 20         $ 17
Income before provision for
  income taxes....................         $   -        $  3         $  2


        The following table sets forth the assets and liabilities of the discontinued operation.

                                           December 31, 2002   December 31, 2002
                                           -----------------   -----------------
                                                   (Dollars in millions)

Current assets..........................           $   6               $   6
Property, plant and equipment, net......               9                   8
                                                   -----               -----
    Total assets........................           $  15               $  14
                                                   =====               =====

Current liabilities.....................           $   4               $   2
Long-term liabilities...................               1                   1
                                                   -----               -----
    Total liabilities...................           $   5               $   3
                                                   =====               =====


         Adoption of SFAS No. 145

         Effective January 1, 2003, we adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," relating to SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt." Previously, accounting principles generally accepted in the U.S. required that gains and losses from extinguishment of debt be classified as an extraordinary item, net of related income tax effect. Based on SFAS No. 145, gains and losses from extinguishment of debt are classified as extraordinary items only if they meet the criteria of APB 30, "Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The provisions of APB 30 distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as an extraordinary item. As such, those that do not meet the criteria of APB 30 are included in the statement of operations before income
(loss) before provisions (benefits) for income taxes, minority interest and extraordinary items. Items presented in prior periods that do not meet the criteria in APB 30 for classification as an extraordinary item must be reclassified. The effect of the adoption was to require reclassification of write-offs of capitalized bank charges and related debt extinguishment costs resulting from the prepayment of associated bank debt in the amount of approximately $21 million and $4 million for the years ended December 31, 2000 and 2002, respectively, from extraordinary items to other (income) expense, net. The corresponding provisions for taxes have been adjusted accordingly in the amount of approximately $8 million and $1 million for the years ended December 31, 2000 and 2002, respectively.


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